SCHEDULE 14A INFORMATION

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INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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DUCOMMUN INCORPORATED

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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Ducommun Incorporated 2021 Proxy Statement

NOTICE OF ANNUAL MEETING AND PROXY STATEMENT

Annual Meeting of Shareholders to be held on April 21, 2021

200 Sandpointe Avenue | Suite 700 Santa Ana, CA 92707-5759 657.335.3665 www.ducommun.com

Dear Fellow Shareholders, it is my pleasure to invite you to the 2021 Ducommun Incorporated Annual Meeting of Shareholders.

Due to the public health impact of the COVID-19 pandemic, and out of concern for the health and safety of our shareholders, employees and directors, this year’s annual meeting will be held virtually. The annual meeting will be held on Wednesday, April 21, 2021 at 9:00 a.m., Pacific Time and you will be able to attend the annual meeting online, vote your shares electronically, and submit your questions by visiting www.virtualshareholdermeeting.com/DCO2021 and entering your control number. You will not be able to attend the annual meeting in person. The attached Notice of Annual Meeting of Shareholders and Proxy Statement discuss the items scheduled for a vote by shareholders at the meeting.

The Securities and Exchange Commission rules allow companies to furnish proxy materials to their shareholders over the Internet. As a result, most of our shareholders will receive in the mail a notice regarding availability of the proxy materials for the annual meeting on the Internet instead of paper copies of those materials. The notice contains instructions on how to access the proxy materials over the Internet and instructions on how shareholders can receive paper copies of the proxy materials, including a proxy or voting instruction form. This process expedites shareholders’ receipt of proxy materials and lowers the cost of our annual meeting. The Board of Directors has fixed the close of business on February 23, 2021, as the record date for the determination of shareholders entitled to receive notice of and to vote at the Annual Meeting.

During 2020, I took the opportunity to increase my holdings of Ducommun stock, personally purchasing 72,500 shares. This activity along with my other holdings now has me among the top 20 largest shareholders in the company and certainly our interests are aligned. I also want to thank our shareholders for sticking with us in 2020 and supporting the company, my team and our board as we gave our best efforts addressing the many challenges and crises.

Finally, it is important that your shares be represented and voted at the Annual Meeting. Whether or not you plan to attend, please sign, date and return the enclosed proxy card or vote by telephone or using the internet as instructed on the enclosed proxy card. Please vote your shares as soon as possible. This is your annual meeting, and your participation is important.

Sincerely,

Stephen G. Oswald

Chairman, President and Chief Executive Officer

Ducommun Incorporated 2021 Proxy Statement

DUCOMMUN INCORPORATED

200 Sandpointe Avenue, Suite 700

Santa Ana, California 92707-5759

(657) 335-3665

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

April 21, 2021

DATE & TIME: Wednesday, April 21, 2021 9:00 a.m. Pacific Time PLACE: Online via live audio webcast at www.virtualshareholdermeeting.com/DCO2021 RECORD DATE: February 23, 2021	Meeting Agenda
1

The election of the one director named in the Proxy Statement to serve on the Board of Directors until the Company’s 2024 Annual Meeting of Shareholders and until her successor has been elected and qualified;

	2	Approve the Company’s executive compensation on an advisory basis;
	3	Ratify the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the Company’s year ending December 31, 2021; and
	4	Transact any other business as may properly come before the meeting or any adjournment thereof.

The Board of Directors unanimously recommends that you vote your shares “FOR” the election of the one director nominee named in the Proxy Statement and “FOR” each of the other proposals above.

Your vote is very important. Please read the proxy materials carefully and submit your votes as soon as possible by the internet, telephone, or mail. Submitting your votes by one of these methods will ensure your representation at the 2021 Annual Meeting of Shareholders (the “Annual Meeting”) regardless of whether you attend the Annual Meeting.

Due to the continuing public health impact of the coronavirus (“COVID-19”), and to support the health and well-being of our shareholders and employees, the Annual Meeting will be held exclusively online via live audio webcast on the above date and time. You or your proxyholder will be able to attend the Annual Meeting online, vote your shares electronically, submit questions during the meeting, and examine our list of shareholders at the Annual Meeting by visiting www.virtualshareholdermeeting.com/DCO2021 and using your 16-digit control number included in the Notice of Internet Availability of Proxy Materials, on your proxy card, or in the instructions that accompanied your proxy materials.

In the event of a technical malfunction or other situation that the meeting chair determines may affect the ability of the Annual Meeting to satisfy the requirements for a meeting of shareholders to be held by means of remote communication under the Delaware General Corporation Law, or that otherwise makes it advisable to adjourn the Annual Meeting, the chair or secretary of the meeting will convene the meeting at 10:00 a.m. Pacific Time on the date specified above and at our address specified above solely for the purpose of adjourning the meeting to reconvene at a date, time and physical or virtual location announced by the meeting chair. Under either of the foregoing circumstances, we will post information regarding the announcement on the investors’ relations page of our website at https://investors.ducommun.com.

By order of the Board of Directors

Rajiv A. Tata

Secretary

Santa Ana, California

March 8, 2021

Important notice regarding the availability of proxy materials for the shareholder meeting to be held on April 21, 2021:

The Notice of Annual Meeting, our Proxy Statement and our Annual Report to Shareholders are available at http://materials.proxyvote.com/264147

Ducommun Incorporated 2021 Proxy Statement

Ducommun Incorporated 2021 Proxy Statement

RECENT PERFORMANCE ACHIEVEMENTS

This summary of our recent performance achievements highlights information generally contained elsewhere in this proxy statement. This summary does not contain all of the information you should consider and we encourage you to read the entire proxy statement before voting your shares. For additional and more complete information regarding our 2020 performance, please review the Company’s Annual Report on Form 10-K for the year ended December  31, 2020.

TOTAL SHAREHOLDER RETURN vs. PROXY PEERS, RUSSELL 2000 AND SELECTED INDICES

* Data for each year depicted in the graph above is as of December 31 of each year.

** Peer group data does not include Wesco Aircraft Holdings, Inc., which was acquired by Platinum Equity in January 2020.

*** Included to depict Ducommun’s performance against the broad, general market.

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Ducommun Incorporated 2021 Proxy Statement

	Cumulative Total Shareholder Return as of December 31,

	2017	2018	2019	2020

Ducommun Incorporated	$100	$128	$178	$188

Russell 2000 Index	$100	$89	$112	$134

Median of Proxy Peers	$100	$96	$116	$114

NYSE Composite Index	$100	$89	$109	$113

Dow Jones Industrial Average	$100	$97	$121	$132

OUR PROXY PEER GROUP

AAR Corp	Heico Corporation

Aerojet Rocketdyne Holdings, Inc.	Kaman Corporation

Astronics Corporation	Kratos Defense & Security Solutions, Inc.

Barnes Group Inc.	Mercury Systems, Inc.

CIRCOR International, Inc.	RBC Bearings Incorporated

Cubic Corporation

Our relative total shareholder return (“TSR”) compared to the Russell 2000 Index over the 3-year period between 2018 and 2020 was in the 86th percentile, ranking 235th out of 2000 companies1.

RECENT PERFORMANCE HIGHLIGHTS

* Based on 11,332,841 shares outstanding and closing price of $28.45 per share as of December 31, 2017.

** Based on 11,417,863 shares outstanding and closing price of $36.32 per share as of December 31, 2018.

*** Based on 11,572,668 shares outstanding and closing price of $50.53 per share as of December 31, 2019.

**** Based on 11,728,212 shares outstanding and closing price of $53.70 per share as of December 31, 2020.

[1]	“Final Report Determination for Performance Shares Granted in 2018,” Willis Towers Watson, January 21, 2021.

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Ducommun Incorporated 2021 Proxy Statement

[2]	In accordance with GAAP.

* Includes $8.8 million of restructuring charges in 2017, $14.8 million of restructuring charges in 2018 and $2.4 million in 2020.

** Adjusted EBITDA and Backlog are non-GAAP financial measures. For a discussion of these measures and for reconciliation to the nearest comparable GAAP measures, see Appendix A to this Proxy Statement.

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Ducommun Incorporated 2021 Proxy Statement

DUCOMMUN INCORPORATED

200 Sandpointe Avenue, Suite 700

Santa Ana, California 92707-5759

(657) 335-3665

PROXY STATEMENT

We are providing you with these proxy materials in connection with the solicitation by the Board of Directors (the “Board” or “Board of Directors”) of Ducommun Incorporated of proxies to be used at our 2021 Annual Meeting of Shareholders (the “Annual Meeting”). The Annual Meeting will be held on April 21, 2021 at 9:00 a.m., Pacific Time online via live audio webcast at www.virtualshareholdermeeting.com/DCO2021. After carefully considering the format of our Annual Meeting and the ongoing public health impact of the coronavirus (“COVID-19”) and to support the health and well-being of our shareholders and employees, our Board concluded to hold the Annual Meeting exclusively online. Our goal for the Annual Meeting is to enable the largest number of shareholders to safely participate in the Annual Meeting, while providing substantially the same access and exchange with the Board and management as an in-person meeting. We believe we are observing some of the best practices for virtual shareholder meetings, including addressing as many shareholder questions as time allows. Our aim is to offer shareholders rights and participation opportunities during our virtual Annual Meeting that are comparable to those that have been provided at our past in-person annual meetings of shareholders. We intend to return to an in-person format for future shareholder meetings as soon as it is considered safe to do so. To participate in the Annual Meeting, you must go to www.virtualshareholdermeeting.com/DCO2021 and enter the 16-digit control number included in the Notice of Internet Availability of Proxy Materials, on your proxy card, or in the instructions that accompanied your proxy materials. During the Annual Meeting, shareholders may vote their shares electronically, submit questions, and examine our list of registered shareholders as of the record date by following the instructions available on the meeting website. Please refer to the “Attending the Annual Meeting” section of this Proxy Statement for more details about attending the Annual Meeting online.

This Proxy Statement contains important information regarding the Annual Meeting, the proposals on which you are being asked to vote, information you may find useful in determining how to vote, and information about voting procedures. As used herein, “we,” “us,” “our,” or the “Company” refers to Ducommun Incorporated, a Delaware corporation. A Notice of Internet Availability of Proxy Materials, this Proxy Statement, accompanying proxy card or voting instruction card, and our 2020 Annual Report to Shareholders will be made available to our shareholders on or about March 8, 2021. Pursuant to rules adopted by the Securities and Exchange Commission (“SEC”) we are making our proxy materials available to our shareholders electronically via the Internet. The Notice of Internet Availability of Proxy Materials contains instructions on how to access an electronic copy of our proxy materials, including this Proxy Statement and our 2020 Annual Report to Shareholders. The Notice also contains instructions on how to request a paper copy of the Proxy Statement. We believe this process will allow us to provide you with the information you need in a timely manner, while conserving natural resources and lowering the costs of the Annual Meeting.

At the Annual Meeting, you will be asked to vote on the following proposals:

(1) Election of the one director named in this Proxy Statement to serve on the Board until the Company’s 2024 Annual Meeting and until her successor has been elected and qualified;

(2) Approve the Company’s executive compensation on an advisory basis;

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Ducommun Incorporated 2021 Proxy Statement

(3) Ratify the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the Company’s year ending December 31, 2021; and

(4) Transact any other business as may properly come before the meeting or any adjournment thereof.

The Board of Directors recommends that you vote your shares “FOR” the election of the one director nominee named in this Proxy Statement and “FOR” each of the other proposals.

Holders of our common stock as of the close of business on February 23, 2021 (the “Record Date”) are entitled to notice of, and to vote at, the Annual Meeting. At the close of business on the Record Date, the Company had outstanding 11,833,064 shares of Common Stock, $.01 par value per share (the “Common Stock”). If you are a stockholder of record, there are several ways for you to vote your shares or submit your proxy:

(1) By Telephone—You can vote by telephone by calling (800) 690-6903 and following the instructions on the Notice or proxy card;

(2) By Internet—You can vote over the Internet before the Annual Meeting by visiting www.proxyvote.com by following the instructions on the Notice or proxy card;

(3) At the Annual Meeting—You can vote your shares online during the Annual Meeting by following the instructions provided on the meeting website during the Annual Meeting;

(4) By Mail—If you received your proxy materials by mail, you can vote by mail by signing, dating and mailing the enclosed proxy card.

If your shares are held in the name of a bank, broker or other nominee, you must follow the instructions of your bank, broker or other nominee in order for your shares to be voted. Shares held beneficially may be voted at the Annual Meeting only if you obtain a legal proxy from the broker or nominee giving you the right to vote the shares.

If you vote by proxy, the individuals named on the proxy card will vote your shares in the manner you indicate. Each shareholder may appoint only one proxy holder or representative to attend the Annual Meeting on his or her behalf. In the election of directors, holders of Common Stock have cumulative voting rights. Cumulative voting rights entitle a shareholder to a number of votes equal to the number of directors to be elected multiplied by the number of shares held. The votes so determined may be cast for one candidate or distributed among one or more candidates. Votes may not be cast, however, for a greater number of candidates than the number of nominees named herein. On all other matters to come before the Annual Meeting, each holder of Common Stock will be entitled to one vote for each share owned, and you may specify whether your shares should be voted for or against each of the other proposals.

If you submit a proxy without indicating your instructions, your shares will be voted as follows: (1) “FOR” the election of the one director named in the Proxy Statement to serve on the Board until the Company’s 2024 Annual Meeting of Shareholders and until her successor has been elected and qualified, (2) “FOR” approval of the Company’s executive compensation on an advisory basis, (3) “FOR” the ratification of the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2021, and (4) in their discretion on such other business as may properly come before the Annual Meeting or any adjournment thereof. Any shareholder may revoke his or her proxy at any time prior to its use by (1) sending a written revocation to the Corporate Secretary, (2) submitting a later dated proxy, or (3) voting over the internet during the virtual Annual Meeting.

In order to conduct business at the Annual Meeting, a “quorum” must be established. A quorum is a majority in voting power of the outstanding shares of Common Stock entitled to vote at the Annual Meeting. Shares of Common Stock that reflect both abstentions and broker non-votes will be treated as present and entitled to vote for the purposes of establishing a quorum. “Broker non-votes” are shares held by a broker, bank or other nominee with respect to which the holder of record does not have discretionary power to vote on a particular proposal and with respect to which instructions were never received from the beneficial owner. Shares that constitute broker non-votes with respect to a particular proposal will not be considered present and entitled to vote on that proposal at the Annual Meeting even though the same shares will be considered present

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Ducommun Incorporated 2021 Proxy Statement

for purposes of establishing a quorum and may be entitled to vote on other proposals. However, in certain circumstances, such as the appointment of the independent registered public accounting firm, the broker, bank or other nominee has discretionary authority and, therefore, is permitted to vote your shares even if the broker, bank or other nominee does not receive voting instructions from you.

Agenda items relating to the election of directors and the approval of the Company’s executive compensation on an advisory basis are not considered “routine” matters and as a result, your broker, bank or other nominee will not have discretion to vote on these matters at the Annual Meeting unless you provide applicable instructions to do so. Therefore, we strongly encourage you to follow the voting instructions on the materials you receive.

In the election of directors, the candidate receiving the highest number of votes will be elected. Abstentions and broker non-votes will have no effect on director elections. For all other proposals to be approved, the proposal must receive the affirmative vote of a majority of the shares of Common Stock present or represented by proxy and entitled to vote on the proposal. Abstentions will have the effect as a vote against Proposals 2, and 3, whereas broker non-votes will not affect the outcome of Proposal 2.

We intend to solicit proxies by mail, telephone, facsimile, and internet. D. F. King & Co., Inc. has been retained to assist in the solicitation of proxies for which it will be paid a fee of approximately $7,500 plus reimbursement of out-of-pocket expenses. Brokers, nominees, banks, and other custodians will be reimbursed for their costs incurred in forwarding solicitation material to beneficial owners. All expenses incident to the proxy solicitation will be paid by the Company.

Important Notice Regarding the Availability of Proxy Materials for the

Shareholder Meeting to be Held on April 21, 2021.

The Notice of Annual Meeting, this Proxy Statement and the 2020 Annual Report to Shareholders are

available at

http://materials.proxyvote.com/264147.

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Ducommun Incorporated 2021 Proxy Statement

PROPOSAL 1: ELECTION OF DIRECTORS

Our Board is divided into three classes, with one class elected at each annual meeting of shareholders. Directors of each class are elected to serve for three year terms. Pursuant to the Company’s Bylaws, the Board is authorized to fix by resolution from time to time the size of the Board, provided that the Board is no greater than nine and no less than six directors. The Board has, by resolution, fixed the size of the Board at seven directors until effective immediately prior to the election of directors at the Annual Meeting at which time the Board has fixed the size of the Board at six directors.

At the Annual Meeting, the Company will elect the one director named in this Proxy Statement to serve for a three-year term ending at the Annual Meeting of Shareholders in 2024. The director nominee for such position is Shirley G. Drazba. Gregory S. Churchill, one of our existing Class 2021 directors, will not be standing for re-election at the Annual Meeting. On behalf of the Board and management, the Company thanks Mr. Churchill for his many years of invaluable leadership, guidance and contributions.

In the absence of a contrary direction, proxies in the accompanying form will be voted for the election of Ms. Drazba. If Ms. Drazba is unable or unwilling to serve as a nominee at the time of the Annual Meeting, the individuals named as proxies may vote for a substitute nominee chosen by the present Board to fill the vacancy. Alternatively, the Board may reduce the size of the Board. However, we have no reason to believe that Ms. Drazba will be unwilling or unable to serve if elected as a director. In the event that any person other than the nominee named herein should be nominated for election as a director, the proxy holders may vote for less than all of the nominees and in their discretion may cumulate votes. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF MS. DRAZBA TO THE BOARD OF DIRECTORS.

Directors’ Qualifications

The Board of Directors believes that the Board, as a whole, should possess a combination of skills, professional experience, and diversity of backgrounds necessary to oversee our management, and support the interests of our shareholders. In addition, the Board believes that there are certain attributes that every director should possess, as presented in our Corporate Governance Guidelines. Accordingly, the Board and its Corporate Governance and Nominating Committee consider the qualifications of directors and director candidates individually, and in the broader context of the Board’s overall composition and our current and future needs.

The Corporate Governance and Nominating Committee is responsible for developing and recommending director membership criteria to the Board for approval. The criteria, which are presented in our Corporate Governance Guidelines, include independent and sound judgment, integrity, the ability to commit sufficient time and attention to Board activities, and the absence of potential conflicts with our interests. In addition, the Corporate Governance and Nominating Committee periodically evaluates the composition of the Board to assess the skills, experience, and perspectives that are currently represented on the Board as well as those the Board believes will be valuable in the future given our current state and strategic plans.

As part of this periodic assessment, the Corporate Governance and Nominating Committee also evaluates the effectiveness of the overall Board dynamic. While we do not have a formal policy on board diversity, the Company’s recently revised Corporate Governance Guidelines reflect the Board’s belief that a blend of different perspectives contributes to the quality of the Board’s oversight, and is an essential component of effective governance. We therefore are committed to assuring that the Board’s diversity is reflected not just in the variety of the directors’ professional backgrounds and experiences, but also in the perspectives represented by directors of different personal characteristics, their gender, race, cultural heritage, and age in particular. As a result of such an assessment, in 2018 the Board recognized that additional expertise in the: (i) development and execution of technology based product and market strategies, and (ii) creation and deployment of innovative development, fabrication and management processes, would add to the effectiveness of the overall Board dynamic. Thereafter, the Corporate Governance Committee, with the assistance of an outside search firm, Spencer Stuart, identified Ms. Drazba from within a competitive pool of candidates, and recommended to the Board that she be appointed as a director.

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Ducommun Incorporated 2021 Proxy Statement

The Corporate Governance and Nominating Committee supports the Board’s commitment to engaging a diverse field of director candidates. As Board seats become available, the Corporate Governance and Nominating Committee will continue to actively identify qualified women and individuals from underrepresented communities to include in the pool from which Board nominees are chosen. The Corporate Governance and Nominating Committee is confident that with this commitment, individuals with diverse perspectives and personal characteristics will have significantly better representation and visibility within the pool of director candidates from which future Board members will be selected and nominated.

In evaluating director candidates, and considering incumbent directors for re-nomination to the Board, the Corporate Governance and Nominating Committee has considered a variety of factors. These include each nominee’s independence, financial literacy, personal and professional accomplishments, and experience. Below is a matrix of our Board’s skills:

	Oswald	Baldridge	Churchill	Drazba	Ducommun	Flatt	Haberland

Senior Leadership	X	X	X	X	X	X	X

Global/International	X	X	X	X		X	X

Financial		X			X	X	X

Aerospace & Defense Industry	X	X	X	X	X	X	X

Manufacturing	X	X	X	X		X	X

Technology	X	X	X	X		X

Strategy, Business Development and M&A	X	X	X	X	X	X	X

Product Marketing / Innovation	X	X	X	X

Cybersecurity / Information Security	X	X	X	X

Human Capital	X	X		X		X	X

Public Company Board		X				X	X

Independent		X	X	X	X	X	X

Gender Diversity				X

Racial Diversity		X

Years on Board	4	8	8	3	36	12	12

The following information is furnished as of February 23, 2021, with respect to each person who is a nominee for election to the Board, as well as our other five directors whose terms of office will continue after the Annual Meeting.

Stephen G. Oswald	Age: 57	Director Since: 2017 Term Expires: 2023	Committee: Innovation
Chairman, President and Chief Executive Officer

Mr. Oswald has been the President and Chief Executive Officer of the Company since January 23, 2017 and Chairman of the Board since May 2, 2018. From 2015 to 2017, Mr. Oswald elected to take time off from his career due to the early sale of Capital Safety Company to 3M Co. and to manage personal investments. From 2012 to 2015, Mr. Oswald was Chief Executive Officer of Capital Safety Company, a manufacturer of fall protection, confined space, and rescue equipment. Prior to that, Mr. Oswald spent approximately 15 years in various leadership roles at United Technologies Corporation, including as President of the Hamilton Sundstrand Industrial division. As the current Chairman, President and Chief Executive Officer of the Company, Mr. Oswald provides management’s perspective in board discussions about the business and strategic direction of the Company.

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Ducommun Incorporated 2021 Proxy Statement

Richard A. Baldridge	Age: 62	Director Since: 2013 Term Expires: 2023	Committees: Audit and Innovation
President and Chief Executive Officer, ViaSat, Inc.

Mr. Baldridge is President and Chief Executive Officer of Viasat, Inc. (“Viasat”), a global communications company. Mr. Baldridge joined Viasat in 1999 as Vice President and Chief Financial Officer, added the positions of Executive Vice President and Chief Operating Officer in 2000, was appointed President in 2003 and then named Chief Executive Officer in November 2020. Prior to joining ViaSat, Mr. Baldridge was a senior executive of Raytheon Corporation’s Training Systems Division and Hughes Information Systems and Hughes Training Inc., prior to their acquisition by Raytheon in 1997. Mr. Baldridge is also a director of ViaSat and EvoNexus. As the President and Chief Executive Officer of a leading provider of satellite communications systems and services and secure networking systems, Mr. Baldridge contributes to the Board broad operational and financial experience and an understanding of the defense markets served by the Company’s business.

Shirley G. Drazba	Age: 63	Director Since: 2018 Term Expires: 2021	Committees: Compensation and Innovation
Corporate Vice President, Product Line Strategy & Innovation, IDEX Corporation (Ret.)

Ms. Drazba served as Corporate Vice President, Product Line Strategy & Innovation for IDEX Corporation, which designs, manufactures and markets a range of pump products, dispensing equipment and other engineered products to a diverse domestic and international customer base, from 2014 until her retirement in 2017. Prior thereto, Ms. Drazba served for almost 20 years with Honeywell International, Inc., a manufacturer of aerospace products and services, control technologies, automotive products, turbochargers and specialty materials, in increasingly important technical and engineering leadership positions. As a long-time executive responsible for product strategy, innovation and commercial excellence, Ms. Drazba contributes to the Board extensive experience in creating high value creation opportunities for the Company’s product lines, as well as experience in leading strategic acquisitions to enhance product portfolios and market positioning.

Robert C. Ducommun	Age: 69	Director Since: 1985 Term Expires: 2022	Committees: Audit and Corporate Governance & Nominating (Chair)
Business Advisor

Mr. Ducommun is a Business Advisor and has served in that capacity for over 30 years. Mr. Ducommun was previously the Chief Financial Officer for several private companies and a management consultant with McKinsey & Company. As a former management consultant and Chief Financial Officer, Mr. Ducommun brings to the Board substantial financial acumen and leadership in setting the strategic direction for the Company, as well as providing guidance on various ESG initiatives.

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Ducommun Incorporated 2021 Proxy Statement

Dean M. Flatt	Age: 70	Director Since: 2009 Term Expires: 2022	Committees: Corporate Governance & Nominating and Compensation (Chair)
President, Defense & Space, Honeywell International, Inc. (Ret.)

Mr. Flatt is the retired President, Defense & Space of Honeywell International, Inc. (“Honeywell”), a position he occupied from July 2005 until his retirement in July 2008. Mr. Flatt was previously President, Aerospace Electronic Systems and President, Performance Materials of Honeywell. Mr. Flatt is` a Director of Curtiss-Wright Company where he serves on its Audit Committee and Executive Compensation Committee. As the former President of several divisions of one of the world’s largest avionics manufacturers, Mr. Flatt contributes to the Board diverse operational experience and understanding of technologies relevant to the Company’s business.

Jay L. Haberland	Age: 70	Director Since: 2009 Term Expires: 2022	Committees: Compensation and Audit (Chair)
Vice President, United Technologies Corporation (Ret.)

Mr. Haberland is the retired Vice President, Business Controls of United Technologies Corporation, a position he held from 2003 until his retirement in 2008. Mr. Haberland was previously the Chief Financial Officer of Sikorsky Aircraft Company, a subsidiary of United Technologies Corporation (“UTC”), and Vice President, Chief Financial Officer, Controller and Chief Accounting Officer of UTC. Mr. Haberland also served as a director of Wesco Aircraft Holdings, Inc. prior to its acquisition by Platinum Equity. As the former Chief Financial Officer of one of the world’s largest helicopter manufacturers, the former Chief Accounting Officer of a world-wide diversified manufacturer, and as a certified public accountant, Mr. Haberland provides the Board with significant expertise in financial and accounting matters, as well as substantial international experience.

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Ducommun Incorporated 2021 Proxy Statement

The Board met five times in 2020. All directors attended over ninety percent (90%) of all Board meetings and committee meetings of the Board of which they were members during 2020. We strongly encourage all directors to attend the Annual Meeting of Shareholders, and all eight of the directors at the time attended the 2020 Annual Meeting of Shareholders. We have a policy of holding regularly scheduled executive sessions of non-management directors following each regularly scheduled meeting of the full Board. Additional executive sessions of non-management directors may be held from time to time as required. The director currently serving as the presiding director during executive sessions is Mr. Flatt, the Lead Independent Director of the Board. The graphic below depicts the attendance of directors at Board and committee meetings held in 2020:

As illustrated below, the Board has determined that each of Ms. Drazba and Messrs. Baldridge, Churchill, Ducommun, Flatt, and Haberland qualify as independent directors under the independence standards of the New York Stock Exchange’s (“NYSE”) listing standards and that Mr. Robert Paulson qualified as an independent director under NYSE listing standards during the period he served on the Board until his retirement in May 2020.

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Ducommun Incorporated 2021 Proxy Statement

COMPENSATION OF DIRECTORS

Description of Director Compensation

Due to the various challenges facing the Company, our employees and our customers during the COVID-19 pandemic, directors who are not employees of the Company or a subsidiary voluntarily reduced the value of stock-based compensation to which they were entitled in 2020 from $100,000 to approximately $64,100. In addition, directors are paid an annual retainer and a fixed fee for each meeting of a committee of which they are a member and/or a chair as follows:

Board Retainer		Committee Chair Cash Retainer				Lead Director Cash Retainer	Committee Cash Meeting Fee

Cash	Stock-Based(1)	Audit	Compensation	Innovation	Corp. Gov.

$70,000	$64,100	$17,500	$12,500	$7,500	$7,500	$30,000	$2,000

(1)

Restricted stock units for a number of shares equal to the stated dollar amount divided by the average closing price of our Common Stock on the NYSE on the five trading days immediately preceding the date of grant. Restricted stock units vest on the one year anniversary of the date of grant.

Under the Directors Deferred Income and Retirement Plan, which was updated in 2010, a director may elect to defer payment of all or part of his or her fees for service as a director until the director retires from service on the Board. Deferred directors’ fees may be notionally invested, at the election of the director, in a fixed interest account or a phantom stock account that tracks our Common Stock with dividends (if any), and will be paid with earnings thereon following the retirement of the director. Upon retirement from the Board, Mr. Ducommun will receive an annual retainer fee of $25,000, which was in effect in 2009, for life or for a period of years equal to his service as a director prior to 1997 (when the accrual of additional years of service was terminated), whichever is shorter, provided that he retires after the age of 65, and is not an employee of the Company when he retires.

2020 Director Compensation Table

The following table presents the compensation earned or paid by the Company to the non-employee directors for the year ended December 31, 2020.

	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)(2)(3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(4)	Total ($)

Richard A. Baldridge	92,000	64,100	—	156,100
Gregory S. Churchill	89,500	64,100	—	153,600
Shirley G. Drazba	86,000	64,100	—	150,100
Robert C. Ducommun	99,500	64,100	1,010	164,610
Dean M. Flatt	113,500	64,100	—	177,600
Jay L. Haberland	113,500	64,100	—	177,600
Robert D. Paulson	58,000	—	—	58,000

(1)

During fiscal year 2020, 2,440 restricted stock units were granted to each of Ms. Drazba and Messrs. Baldridge, Churchill, Ducommun, Flatt, and Haberland. Other than as set forth herein, our non-employee directors did not hold any other outstanding equity awards. In accordance with our Corporate Governance Guidelines pertaining to director tenure and age, Mr. Paulson did not stand for re-election at the 2020 Annual Meeting of Shareholders and thus did not receive an equity award in 2020.

(2)

These amounts represent the aggregate grant date fair value of stock awards granted in 2020 as calculated pursuant to Financial Accounting Standards Board’s Accounting Standards Codification Topic 718. The methodology and assumptions used in the valuation of stock awards are contained in Footnote 10 to our consolidated financial statements included in the Annual Report on Form 10-K for the year ended December 31, 2020.

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(3)

Restricted stock units for a number of shares equal to the stated dollar amount divided by the average closing price of our Common Stock on the NYSE on the five trading days immediately preceding the date of grant. Restricted stock units vest on the one year anniversary of the date of grant.

(4)

A description of the Director Deferred Income and Retirement Plan can be found above under “Compensation of Directors — Description of Director Compensation.” Values represent interest earned on the Director’s account in 2020.

Director Stock Ownership Policy

The Board has adopted, and recently updated, a stock ownership requirement covering all non-employee directors. Under the revised policy, non-employee directors must acquire and hold shares of our common stock equal in value to at least five times the annual Board cash retainer paid to all non-employee directors. Non-employee directors are expected to meet the holding requirements of the updated stock ownership guidelines by December 31st of the fifth year following their initial election to the Board. Under the updated guidelines, a non-employee director’s stock ownership is valued based on the average trading price of our stock over a twelve-month period ending on December 31st of each calendar year. All directors are in compliance or have additional time in which to comply with the updated stock ownership guidelines.

BOARD LEADERSHIP STRUCTURE

Our Bylaws provide the Board with the discretion to elect a Chairman who may or may not be one of our officers. This provides the Board with flexibility to decide what leadership structure is in our best interests at any point in time and the Board periodically reviews the structure of Board and our leadership as part of the succession planning process. Below is an overview of our Board leadership structure:

•   Stephen G. Oswald serves as the Chairman, President and Chief Executive Officer

•   Dean M. Flatt serves as the Lead Independent Director

•   6 of our 7 current directors are independent under the NYSE listing standards

•   All of the members of the Board’s Audit, Compensation and Corporate Governance & Nominating Committees are independent

The Board believes that having our Chief Executive Officer serve as Chairman of the Board is in our shareholders’ best interests due to the Chief Executive Officer’s extensive knowledge of our business and strategy. This knowledge promotes effective decision-making, bolsters the quality of our governance, promotes alignment between the Board and management on corporate strategy and facilitates the effective execution of that strategy by management.

At our 2018 Annual Meeting, the Board appointed Mr. Oswald to the position of Chairman, and Mr. Oswald has since held both the Chairman and Chief Executive Officer (“CEO”) roles. The independent members of the Board have determined that having the same person serve as Chairman and CEO provides us with a more efficient leadership structure when combined with an active lead independent director as such a structure allows the Board to benefit from the CEO’s extensive knowledge of our business and strategy, promotes alignment between the Board and management on corporate strategy, facilitates management’s effective execution of that strategy facilitates communications and relations with other members of senior leadership and also bolsters the quality of our governance. In the future, however, the roles of Chairman and CEO may be filled by the same or different individuals.

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The Board also believes that strong, independent leadership and oversight of management is an important component of an effective Board. To that end, the Board has elected Dean M. Flatt as the Lead Independent Director with significant leadership authority and responsibilities, including those as set forth below:

Board Matter	Responsibility
Agendas	Provides input on and approves the Board agenda. Approves schedules for Board meetings.

Board Meetings	Presides at Board meetings at which the Chairman and CEO is not present, including regularly scheduled executive sessions of the independent directors held after regular meetings of the Board.

Executive Sessions

Authority to call executive sessions of the independent directors.

Sets the agenda for and leads non-management and independent director sessions held by the Board.

Briefs the Chairman and CEO on any issues arising from non-management and independent director sessions.

Communications with Directors

Coordinates the activities of the independent directors; serving as a liaison between the Chairman and CEO and the independent directors.

Advises on the flow of information sent to the Board of Directors.

Reviews the agenda, materials and schedule for Board meetings.

Communications with Shareholders	Available for consultation and communication with major shareholders as appropriate.

THE BOARD’S ROLE IN RISK OVERSIGHT

The Board of Directors oversees risk management as a whole and through its Committees. The Board regularly reviews information regarding, and risks associated with, our operations, liquidity, cybersecurity, and environmental, social and governance (“ESG”) issues. In addition, in 2020, the Board received monthly updates from management relating to risks related to COVID-19 and measures implemented to protect the health and safety of employees and maintain supply chains, and was therefore highly engaged with management in identifying and overseeing such measures. Moreover, the scope of the Board’s oversight regarding COVID-19 spanned, and continues to span, a broad range of matters, including protecting the health and safety of our employees, evaluating the impact of the pandemic on strategy, operations, capital allocation, liquidity and financial matters, succession planning matters, interruptions in supply chains and financial markets, and monitoring continued compliance with applicable laws.

While the full Board has the ultimate oversight responsibility for the risk management process, various Board Committees also have responsibilities for risk management in certain areas. In particular, the Audit Committee reviews risks related to financial reporting and internal controls. The Audit Committee also, at least annually, reviews and assesses enterprise-wide risks and risk mitigation plans implemented by management. Management regularly reports on each such risk to the Audit Committee or the full Board, as appropriate, and additional review or reporting on enterprise risks is conducted as needed or as requested by the Board or the Audit Committee. The Compensation Committee annually reviews our overall compensation programs and their effectiveness in aligning executive pay with performance in the interests of shareholders, as well as social and human capital-related risk oversight issues. The Corporate Governance and

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Nominating Committee reviews and makes recommendations to the Board concerning our leadership structure, director independence and oversees ESG issues. The Innovation Committee is responsible for assisting the Board in fulfilling its oversight responsibilities concerning technology-related opportunities and issues of strategic importance to us. The key risk oversight responsibilities of each of the Board’s committees are depicted in the diagram below.

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The Compensation Committee reviews the risks associated with our compensation policies and practices for executive officers and employees generally. The Compensation Committee did not identify any risks arising from these policies and practices that are reasonably likely to have a material adverse effect on us. In the course of its review, the Compensation Committee considered various features of the compensation policies and practices that discourage excessive risk taking, including, but not limited to, the following:

Compensation Feature	Compensation Practices

Philosophy	An appropriate compensation philosophy based on peer group, pay for performance, and other market compensation data.

Balanced Approach

An effective balance between cash and equity-based compensation.

An appropriate mix of short and long-term performance measures, and maximum payouts under annual cash incentive and performance stock unit programs.

Multi-year vesting of long-term stock compensation awards.

An appropriate mix of time and performance based vesting schedules.

Financial and non-financial performance measurements that recognize individual performance.

Alignment of Interests with Shareholders	Stock ownership guidelines for key executive officers.

Perquisites and Retirement Benefits	Limited perquisites and retirement benefits.

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COMMITTEES OF THE BOARD OF DIRECTORS

The Board is responsible for overseeing our enterprise risk management program, including but not limited to cybersecurity risks, and ESG issues. These responsibilities are fulfilled both directly and indirectly through the Board’s standing committees, each of which assists in overseeing a part of our overall risk management.

We have four standing Board committees: the Audit Committee, the Compensation Committee, the Corporate Governance and Nominating Committee, and the Innovation Committee. The membership, specific roles and responsibilities, and other information related to each committee are summarized in the table below and described in the pages that follow.

Director	Audit Committee	Compensation Committee	Corporate Governance & Nominating Committee	Innovation Committee
Richard A. Baldridge	X			X
Gregory S. Churchill			X	X*
Shirley G. Drazba		X		X
Robert C. Ducommun	X		X*
Dean M. Flatt		X*	X
Jay L. Haberland	X*	X
Stephen G. Oswald				X

* Committee Chair

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Audit Committee
Jay L. Haberland Chair Members Richard A. Baldridge Robert C. Ducommun

All of the members of the Audit Committee meet the independence criteria of the NYSE’s listing standards. The Board, in its business judgment, has determined that each of Messrs. Baldridge, Ducommun, and Haberland are “financially literate,” under the NYSE listing standards and that Mr. Haberland is an “audit committee financial expert” as such term is defined in Item 407(d)(5) of Regulation S-K under the Exchange Act.

The Audit Committee is governed by a charter which was adopted by the Board and is available on the Company’s website at https://www.ducommun.com in the Corporate Governance section of the Investor Relations webpage and in print to any shareholder that requests it. Any such request should be addressed to Ducommun Incorporated, 200 Sandpointe Avenue, Suite 700, Santa Ana, California 92707-5759, Attention: Corporate Secretary.

In accordance with its charter, the Audit Committee performs the following functions:

•   Appoints, compensates, retains and oversees the work of our independent auditor;

•   Reviews the independent auditor’s internal quality control procedures and any material issues raised therein, as well as considers the independence of the independent auditor on an annual basis in accordance with the Public Company Accounting Oversight Board’s rules;

•   Approves in advance all audit services to be provided by the independent auditor and establishes policies and procedures for the engagement of the independent auditor;

•   Oversees the integrity of our financial statements and compliance with legal and regulatory requirements, including procedures for handling claims of misconduct;

•   Oversees the effectiveness of our disclosure controls and processes; and

•   Evaluates the effectiveness of our internal audit function.

The Audit Committee met five times during 2020.

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Compensation Committee
Dean M. Flatt Chair Members Shirley G. Drazba Jay L. Haberland

All of the members of the Compensation Committee meet the independence criteria of the NYSE’s listing standards.

The Compensation Committee is governed by a charter which was adopted by the Board and is available on the Company’s website at https://www.ducommun.com in the Corporate Governance section of the Investor Relations webpage and in print to any shareholder that requests it. Any such request should be addressed to Ducommun Incorporated, 200 Sandpointe Avenue, Suite 700, Santa Ana, California 92707-5759, Attention: Corporate Secretary.

In accordance with its charter, the Compensation Committee performs the following functions:

•   Oversees our compensation philosophy, policies and programs;

•   Reviews and approves corporate goals and objectives relevant to the CEO’s compensation, evaluates the CEO’s performance in light of those goals, and determines and approves the CEO’s compensation level based on this evaluation;

•   Approves the compensation of other executive officers based on the recommendation of the CEO, and approves the terms and grant of equity awards;

•   Administers and makes recommendations to the Board with respect to our incentive compensation plans for executive officers and employees generally;

•   Reviews and approves employment and severance agreements for executive officers, including change-in-control provisions, plans or agreements;

•   Reviews our succession plans relating to the CEO and other executive officers, in consultation with the Corporate Governance and Nominating Committee;

•   Oversees our social and human capital related risks;

•   Reviews our Compensation Discussion and Analysis and related disclosures that require inclusion in our annual report and proxy statement as required by Securities and Exchange Commission (“SEC”) rules;

•   Assesses whether compensation consultants involved in recommending executive or director compensation raise any conflict of interest issues that require disclosure in our annual report and proxy statement; and

•   Oversees the evaluation of our management in conjunction with the Corporate Governance and Nominating Committee.

The Compensation Committee met six times in 2020.

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Corporate Governance and Nominating Committee
Robert C. Ducommun Chair Members Gregory C. Churchill Dean M. Flatt

All of the members of the Corporate Governance and Nominating Committee meet the independence criteria of the NYSE’s listing standards.

The Corporate Governance and Nominating Committee is governed by a charter which was adopted by the Board and is available on the Company’s website at https://www.ducommun.com in the Corporate Governance section of the Investor Relations webpage and in print to any shareholder that requests it. Any such request should be addressed to Ducommun Incorporated, 200 Sandpointe Avenue, Suite 700, Santa Ana, California 92707-5759, Attention: Corporate Secretary.

In accordance with its charter, the Corporate Governance and Nominating Committee performs the following functions:

•   Recommends criteria for identifying candidates for the Board, and identifies, recruits, and reviews the qualifications of such candidates;

•   Assesses the contributions, and independence, of incumbent directors and recommends them for reelection to the Board;

•   Develops and recommends corporate governance principles to the Board, and reviews and recommends changes to those principles as necessary;

•   Makes recommendations to the Board relating to the structure, composition and functioning of the Board and its committees;

•   Recommends candidates for appointment to Board committees;

•   Reviews the compensation of directors for service on the Board and its committees, and recommends changes thereto;

•   Oversees ESG initiatives, and reviews and makes recommendations to management relating to such issues;

•   Reviews our succession plans relating to the CEO and other executive officers, in consultation with the Compensation Committee; and

•   Oversees the performance of the Board and our management team.

The Corporate Governance and Nominating Committee met three times during 2020.

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Innovation Committee
Gregory C. Churchill Chair Members Richard A. Baldridge Shirley G. Drazba Stephen G. Oswald

All of the members of the Innovation Committee, with the exception of Mr. Oswald, meet the independence criteria of the NYSE’s listing standards.

The Innovation Committee is governed by a charter which was adopted by the Board which is available on the Company’s website at https://www.ducommun.com in the Corporate Governance section of the Investor Relations webpage and in print to any shareholder that requests it. Any such request should be addressed to Ducommun Incorporated, 200 Sandpointe Avenue, Suite 700, Santa Ana, California 92707-5759, Attention: Corporate Secretary.

In accordance with its charter, the Innovation Committee performs the following functions:

•   Assists management and the Board in developing a technology roadmap to support our long-term business objectives;

•   Advises the Board and management on emerging science and technology trends, including evolving digital strategies being adopted in the aerospace and defense industry, and recommending strategies relating to new product and intellectual property development;

•   Monitors the overall direction, effectiveness, competitiveness and timing of our research and development programs; and

•   Assists the Board and management in identifying and developing key contributors to innovation in the Company and ensuring they are empowered to implement the Board and management’s recommendations.

The Innovation Committee met three times during 2020.

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ANNUAL BOARD AND COMMITTEE EVALUATIONS

The Corporate Governance and Nominating Committee, together with the Lead Independent Director, coordinates regular Board performance evaluations. These evaluations are conducted through a combination of formal and informal processes, including the following, among others:

•	The Board, along with each of its committees, annually conducts a self-evaluation of its performance.

•	At the end of each regular Board meeting, the Board holds an executive session at which feedback on the meeting is provided to the Lead Independent Director.

•

The Nominating and Corporate Governance Committee, in conjunction with the Lead Independent Director, periodically reviews the composition of the entire Board to assess the skills, experience, and perspectives that are currently represented on the Board as well as those the Board believes will be valuable in the future given our current state and strategic plans.

•

Feedback from these processes is communicated to the Chair of the Board, the Chair of the Nominating and Corporate Governance Committee and the Lead Independent Director so that appropriate follow-up measures can be discussed, implemented, and monitored.

As discussed above, the Board oversees risk management as a whole and through its Committees. A summary of our Board’s Committee’s charters and our governance documents can be visualized in the table below.

Board Committee Charters

Audit Committee Charter	Compensation Committee Charter	Corporate Governance and Nominating Committee Charter	Innovation Committee Charter

Corporate Governance Documents

Code of Business Conduct and Ethics	Code of Ethics for Senior Financial Officers	Procedures for Complaints About Auditing and Accounting Matters	Corporate Governance Guidelines

CODE OF BUSINESS CONDUCT AND ETHICS

The Board has adopted a Code of Business Conduct and Ethics that is applicable to all directors, employees, and officers (including our CEO, Chief Financial Officer and Principal Accounting Officer). Among other things, the Code of Business Conduct and Ethics requires directors, employees, and officers to avoid any activity that may result in a conflict of interest with the Company; maintain the confidentiality of information entrusted to them by us or our customers (except when disclosure is authorized or legally mandated); deal fairly with our customers, suppliers, competitors, and employees; protect the Company’s assets and their efficient use; and maintain our books, records, accounts and financial statements in reasonable detail, ensure they fairly reflect our transactions, and conform to both applicable legal requirements and to our system of internal controls. The Code of Business Conduct and Ethics is available on our website at https://www.ducommun.com in the Corporate Governance section of the Investor Relations webpage and in print to any shareholder that requests it. Any such request should be addressed to Ducommun Incorporated, 200 Sandpointe Avenue, Suite 700, Santa Ana, California 92707-5759, Attention: Corporate Secretary. We intend to post on our website amendments, if any, to the Code of Business Conduct and Ethics, as well as any waivers thereunder, with respect to our officers and directors as required to be disclosed by the SEC and NYSE rules.

The Board has also adopted a Code of Ethics for Senior Financial Officers that is applicable to our CEO and President, Chief Financial Officer, Treasurer and Controller, and the Controllers of each of our subsidiaries. The Code of Ethics for Senior Financial Officers, among other things, requires our Senior Financial Officers to provide full, fair, accurate, timely,

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and understandable disclosure in reports and documents that we file with, or submit to, the SEC and in other public communications made by us and to promptly report violations of the Code of Ethics for Senior Financial Officers to the Audit Committee. The Code of Ethics for Senior Financial Officers is available on our website at https://www.ducommun.com in the Corporate Governance section of the Investor Relations webpage and in print to any shareholder that requests it. Any such request should be addressed to Ducommun Incorporated, 200 Sandpointe Avenue, Suite 700, Santa Ana, California 92707-5759, Attention: Corporate Secretary. We intend to post on our website amendments, if any, to the Code of Ethics for Senior Financial Officers, as well as any waivers thereunder, with respect to our officers and directors as required to be disclosed by the SEC and NYSE rules.

CORPORATE GOVERNANCE GUIDELINES

The Board adopted Corporate Governance Guidelines, which among other things, specify the criteria to be considered for director candidates; impose tenure limits on directors; require independent directors to hold periodic meetings without executive management present; and reflect the Board’s belief that a blend of different perspectives contributes to the quality of the Board’s oversight, and is an essential ingredient of effective governance. In 2018, the Board revised our Corporate Governance Guidelines to emphasize its belief that diversity and a blend of different perspectives contributes to a vital and complementary Board dynamic, which is essential to effective governance. As such, we are committed to assuring that the Board’s diversity is reflected not only in the variety of directors’ professional backgrounds and experiences, but also in the perspectives represented by directors of different personal characteristics, including their gender, race, cultural heritage, and age. The Corporate Governance Guidelines are available on our website at https://www.ducommun.com in the Corporate Governance section of the Investor Relations webpage and in print to any shareholder that requests it. Any such request should be addressed to Ducommun Incorporated, 200 Sandpointe Avenue, Suite 700, Santa Ana, California 92707-5759, Attention: Corporate Secretary.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During 2020, no member of the Compensation Committee of the Board was or had been an officer or employee of ours, or had any relationship requiring disclosure hereunder. In addition, during 2020, no executive officer of ours served as a member of the compensation committee or as a director of another entity, and no executive officer of such other entity served on the Compensation Committee of the Board or as a director of the Company.

NOMINATING PROCESS

The Corporate Governance and Nominating Committee will consider director candidates recommended by our shareholders, provided that any shareholder recommending a director candidate must have beneficially owned more than five percent (5%) of our voting common stock continuously for at least one (1) year as of the date the recommendation is made and any such shareholder may submit the name of only one person each year for consideration as a director candidate. All such shareholders’ recommendations of director candidates must be submitted to our Secretary in writing no later than October 31st of the year preceding the annual meeting of shareholders, and must include (i) the full name, address and Social Security number of the director candidate recommended, (ii) the full name, address and taxpayer identification number of each of the shareholders, and (iii) an affidavit of each of the shareholders that they satisfy the minimum beneficial ownership of common stock requirements set forth above. The Corporate Governance and Nominating Committee considers and evaluates candidates recommended by shareholders in the same manner that it considers and evaluates other director candidates.

The Corporate Governance and Nominating Committee believes that all Committee-recommended nominees for election as a director of the Company must, at a minimum, have (i) experience and expertise, sound judgment, and a record of accomplishment in areas relevant to our business activities, (ii) unquestionable integrity, (iii) a commitment to representing the interests of our shareholders in fulfillment of our goals and objectives, (iv) independence, and the absence of potential conflicts with the Company’s interests in fulfilling their responsibilities, (v) the willingness to devote sufficient time, energy, and attention in carrying out their duties and responsibilities, and (vi) the willingness to serve on the Board for an extended period of time.

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In identifying candidates to serve on the Board, the Corporate Governance and Nominating Committee follows the process delineated in the diagram below.

The results of an assessment completed in 2018 revealed the need for additional expertise in the (1) development and commercialization of technology-based products, and (2) creation and deployment of innovative development, fabrication and management processes. As a result, the Corporate Governance Committee, with the assistance of an outside search firm, Spencer Stuart, identified Ms. Drazba from within a competitive pool of candidates, and recommended to the Board that she be appointed as a director.

The Corporate Governance and Nominating Committee also believes that at least a majority, and preferably two-thirds, of our directors should be independent under the NYSE rules, and that at least one member of the Board must be an “audit committee financial expert” as defined by SEC rules. All persons to be considered for nomination as a director of the Company by the Corporate Governance and Nominating Committee must complete a questionnaire, provide such additional information as the Corporate Governance and Nominating Committee may request, and meet in person with our directors.

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CORPORATE ENVIRONMENTAL, SOCIAL AND GOVERNANCE

We are committed to improving the lives of our shareholders, employees, customers, business partners, and the communities in which we operate. To that end, we believe a strong focus on corporate responsibility, environmental and social issues and conducting our business in an ethical, transparent and accountable manner creates value for all of our stakeholders. An overview of our ESG initiatives and practices are summarized below:

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Our ESG initiatives are overseen by the Corporate Governance and Nominating Committee, the members of which all meet the independence criteria of the NYSE’s listing standards. The Corporate Governance and Nominating Committee reviews and provides input on those ESG metrics applicable to us and most relevant to our stakeholders. In 2020 and based on management’s recommendations, the Corporate Governance and Nominating Committee approved of the development of an ESG program based on the Sustainability Accounting Standards Board’s Aerospace and Defense Industry Standard (the “SASB Standard”), as modified, as being most reflective of, and relevant to, the Company’s operations. The Corporate Governance and Nominating Committee receives periodic updates relating to the progression, and status, of the development of our ESG program, and reports on the status of our initiatives to the full Board.

For more information on our ESG practices and programs, please visit our website at https://investors.ducommun.com/ under the Environment and Sustainability tab. Website references throughout this Proxy Statement are provided for convenience only, and the content on the referenced websites is not incorporated herein by reference and does not constitute a part of this Proxy Statement.

Operating Responsibly

We understand the importance of building trust with our investors, customers, vendors and suppliers and that the foundation for doing so begins with its employees. To establish this trust and reflect this commitment, we rely on an anonymous hotline to support our Code of Business Conduct and Ethics and empower our employees to provide suggestions, and report concerns or instances of misconduct. Honesty and trust are our foundational core values, and in keeping with these values, we offer employees regular ethics training and monthly ethics bulletins to promote a culture of high ethical standards where employees are free to voice any concerns.

We are also committed to respecting human rights and establishing expectations for high levels of ethical conduct throughout our supply chain.

COVID-19 Health and Safety

Employee safety has always been our top priority. Due to the COVID-19 pandemic, we implemented numerous protocols at all of our locations relating to the health, welfare and safety of our employees.

Specifically, the following health and safety protocols were implemented at all of our locations in March 2020:

•	Ensuring social distancing is practiced at all of our facilities by implementing work station dividers, flex staffing, and staggering lunch breaks and work shifts;

•	Providing face coverings, gloves and other personal protective equipment at no cost to employees;

•	Providing sanitation stations with hand sanitizers and cleaning wipes throughout our facilities;

•	Ensuring sanitization of all high traffic and common areas multiple times a day;

•	Performing deep cleanings of all facilities on a regular basis;

•	Restricting travel to essential activities;

•	Enhancing third-party visitor screening prior to entry;

•	Encouraging telecommuting when possible;

•	Requiring temperature checks prior to entry into our facilities; and

•	Providing weekly employee communications to ensure up-to-date information to help mitigate the spread of the virus and educate employees’ and their families on safety practices.

Employee wellness programs and protocols that were implemented at all facilities included the provision of:

•	A paid day off;

•	Enhanced sick leave, leave of absence and quarantine pay;

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•	Paid leave to those employees at higher risk of contracting COVID-19; and

•	Paid virtual doctors’ visits and employee assistance program.

In addition to the aforementioned protocols and programs, our management implemented weekly calls with facility managers, human resources leaders and environmental, health and safety personnel at all of the Company’s locations to ensure consistency in the application of our protocols, obtain real-time information on local conditions, answer questions and share best practices across the organization to ensure our workforce is constantly kept apprised of evolving regulations and safety measures. Finally, the Board was kept apprised with regular updates as to the successful implementation of our safety protocols, COVID-19 positivity rates among our workforce and wellness programs.

We also established an incident investigation policy to identify the root cause of accidents that result in lost time, implement corrective measures, and improve training to reduce occupational accidents. In addition, we track the number of lost time incidents and total recordable incidents incurred by our employees as a measure of the effectiveness of our health and safety programs. Lost time incidents are defined as incidents that resulted in days away from work and is similar to the days away, restricted or transferred metric utilized by the Occupational Safety and Health Administration. Over the three year period between January 1, 2018 and December 31, 2020, the Company’s lost work incident rate decreased by over 52% and the total recordable incident rate decreased by 35%, as depicted in the graphs below:

Environmental Initiative Highlights

In support of our pledge to deliver exceptional value to all stakeholders, we are committed to the following with respect to our environmental management practices:

1. Striving to avoid adverse impact and harm to the environment in the communities in which we do business, and to identify business partners who share these values.

2. Promoting compliance with all applicable laws and regulations pertaining to the environment and natural resources.

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3. Continually improving our Environmental Management System, employee awareness, and performance.

4. Establishing meaningful goals and objectives in the pursuit of Environmental, Health and Safety excellence, including but not limited to metrics established by the SASB applicable to our operations.

Pursuant to the foregoing commitment, the Corporate Governance and Nominating Committee approved the development of an ESG program based on the Sustainability Accounting Standards Board’s Aerospace and Defense Industry Standard (the “SASB Standard”), as modified, as being most reflective of, and relevant to, the Company’s operations. Below is a summary of our performance over the three-year time period between 2018 and 2020 relating to our greenhouse gas emissions and total energy use:

Moreover, we are pleased to report that in each of the years comprising the period between 2018 and 2020, only one reportable spill, as defined by the SASB Standard, occurred per year. For additional detail regarding the aforementioned metrics, please visit our website at https://investors.ducommun.com/ under the Environment and Sustainability tab.

Investment in our Employees

There are several programs we implemented and maintain for the financial and educational well-being of our employees and their families. For example, in 2019, we introduced our Employee Stock Purchase Plan (“ESPP”), which provides employees with the opportunity to share in the ownership of Ducommun and its performance through the purchase of shares of the Company’s stock. The plan allows eligible employees to accumulate contributions through after-tax payroll deductions to purchase shares of Ducommun stock at a 15% discount. In 2020, we continued to grow the program, resulting in a 35% increase in participation since it was launched. In addition, our 401(k) program has an 86% participation rate among eligible employees, with annual training and monthly educational sessions held at each Ducommun location. Finally, the Ducommun Scholarship program is an exclusive benefit for the children and grandchildren of full-time Ducommun employees who plan to continue their education in college or vocation school programs. Students are awarded scholarships based on merit and are renewable each year provided they maintain academic performance and their parents and grandparents remain employed by the Company. In 2020, we awarded a total of 25 scholarships, an increase from the 22 scholarships awarded in 2019 and 8 awarded in 2018. As of 2020, these scholarships may be renewed for an additional two or three years so eligible students can complete their education.

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Ducommun Incorporated 2021 Proxy Statement

Diversity and Inclusion

In 2020, we began seeing the results of the diversity and inclusion initiatives we implemented in 2019. As of December 31, 2020, 33% of our leaders were women and 23% were minorities, up from 31% and 22% in 2019, respectively. For additional information relating to our diversity programs, please visit our website at https://investors.ducommun.com/ under the Environment and Sustainability tab.

We continue to focus on the development of a diverse talent pipeline in an effort to support our ongoing focus on innovation, creativity and improving results. To this end, in 2020 we partnered with the Fund II Foundation to utilize its innovative internX platform to provide access to highly qualified and diverse science, technology, engineering and math (“STEM”) students. The program is intended to augment our existing internship matching process by providing access to more than 12,000 talented, highly qualified and diverse STEM students, while offering students an on-ramp to 21st century jobs.

Community Investment

We are committed to being an active member of the communities in which we operate by contributing not only financial resources, but volunteering time to help these communities become stronger and better environments in which to live and work. We accomplish this by focusing on educational opportunities for underprivileged students, supporting small business recovery in communities facing social unrest, and in 2020, aiding those impacted by the COVID-19 pandemic. Specifically, working through industry associations during the initial phase of the pandemic, we shipped approximately 1,300 Tyvek safety suits and more than 90 lab coats to New York City area hospitals to help protect front-line health care workers.

In 2019, we founded The Ducommun Foundation, which is a Section 501(c)(3) organization dedicated to financially supporting local and national non-profit and charitable organizations in the communities in which we operate. In 2020, among other things, The Ducommun Foundation donated more than $1.3 million dollars to charitable organizations assisting those individuals impacted by the COVID-19 pandemic, with an average of $85,000 being donated in each location in which we operate.

STEM on the Sidelines™

In 2020, we once again teamed with the Los Angeles Chargers of the National Football League and the University of California, Irvine (“UCI”) on the STEM on the Sidelines™ program, which serves as a contest to promote STEM among more than 20 participating high schools in local Los Angeles and Orange County.

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Orange County Business Journal Recognition

In 2020, we were proud to be named to the Orange County (California) Business Journal’s 2020 List of Fastest-Growing Public Companies. To qualify for the recognition, companies are required to have more than $500 million in revenue and achieve a minimum of 15% revenue growth in the two years ended June 30, 2020.

SHAREHOLDERS AND OTHER INTERESTED PARTIES COMMUNICATIONS WITH THE BOARD OF DIRECTORS

Shareholders and other interested parties may communicate with our Board in writing by mail, addressed to Board of Directors, Ducommun Incorporated, 200 Sandpointe Avenue, Suite 700, Santa Ana, CA 92707-5759. Persons wishing to communicate with the Board should include their full name and address. Shareholders and other interested parties wishing to communicate with the Board should also include the number of shares of common stock beneficially owned, and the name of the record holder of the common stock if different from themselves (e.g., the name of any broker or bank holding the stock). We intend to forward all communications from shareholders and other interested parties in the manner described above to the Corporate Governance and Nominating Committee members, who will then determine whether the communications should be distributed to the entire Board. If the Board receives a substantial number of communications from shareholders and other interested parties, the Corporate Governance and Nominating Committee may delegate to our Secretary the screening of these communications to remove solicitations and communications unrelated to our business. Should shareholders or other interested parties desire to communicate with our lead director or non-management directors as a group, such communications should be addressed to either the presiding director or the non-management directors at the address set forth above.

DELINQUENT SECTION 16 REPORTS

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires our officers and directors, and persons who own more than 10% of our equity securities, to file reports of ownership and changes in ownership with the SEC and to furnish copies of such forms to us. Based solely on a review of the copies of such forms furnished to us, and on written representations that no Form 5’s were required, we believe that during its past year all of its officers, directors, and greater than 10% owners timely complied with the filing requirements of Section 16(a) with the exception of one Form 3 for Mr. Rajiv Tata which was amended to include certain security holdings that were inadvertently omitted from the original Form 3 filing.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Since the beginning of fiscal 2020, we were not a participant in any transaction in which the amount involved exceeded or will exceed $120,000, and in which any of our directors, executive officers or beneficial holders of more than 5% of our capital stock or any of the immediate family members of any of the foregoing persons had or will have a direct or indirect material interest.

Although we do not have a written policy for the review of related party transactions, we have designed our internal control framework to identify any related party transactions, including periodic disclosure certifications and monitoring controls. Any identified transactions are then reviewed to confirm that they comply with internal policies, procedures, and applicable regulations.

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Ducommun Incorporated 2021 Proxy Statement

EXECUTIVE OFFICERS

We believe our named executive officers have the appropriate balance of skills, knowledge and experience to position us for growth and maximize shareholder value going forward. Below is a graphic depicting the average age and tenure of our named executive officers:

Stephen G. Oswald	Age: 57	Executive Since: 2017

Chairman, President and Chief Executive Officer	Mr. Oswald has served as President and Chief Executive Officer since January 2017, and as Chairman of the Board since May 2018. For additional information on Mr. Oswald, see “PROPOSAL 1: ELECTION OF DIRECTORS, ‘Directors’ Qualifications’ on page 7.

Jerry L. Redondo	Age: 61	Executive Since: 2013

Senior Vice President of Operations and Head of Ducommun Structures

Mr. Redondo has served as Senior Vice President of Operations and Head of Ducommun Structures since June 1, 2017. Mr. Redondo was Vice President, Operational Excellence from 2015 to 2017. Mr. Redondo was Vice President, Operational Excellence for several of the Company’s subsidiaries from 2013 to 2015. Prior to joining Ducommun, Mr. Redondo was Group Vice President of Crane Aerospace & Electronics, Inc. (from 2010 to 2013), an integrated source for (among other things) sensing, power, braking, and electronics, and Director of Operations and Global Supply Chain of the Parker Aerospace Control Systems Division of Parker Hannifin Company (from 1991 to 2010).

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Rosalie F. Rogers	Age: 59	Executive Since: 2006

Vice President and Chief Human Resources Officer

Ms. Rogers joined the Company in 2006 as Vice President of Human Resources and Shared Services for the Company’s former Ducommun Aerostructures business unit and served in that capacity through 2008. Between 2008 and 2015, Ms. Rogers served as Vice President, Human Resources for the Company and has served as its Vice President and Chief Human Resources Officer since 2015. Prior to joining Ducommun,
Ms. Rogers was the Senior Vice President of Human Resources for Applied Graphics Technologies, Inc.

Rajiv A. Tata	Age: 48	Executive Since: 2020

Vice President, General Counsel & Corporate Secretary

Mr. Tata joined the Company in April 2017 as Senior Director, Corporate Compliance and served in that capacity until May 2018. Between May 2018 and January 2020, Mr. Tata served as Deputy General Counsel and Corporate Secretary for the Company and served in that capacity until being promoted to Vice President, General Counsel and Corporate Secretary in January 2020. Prior to joining Ducommun, Mr. Tata served as Assistant General Counsel for BakerCorp, an oilfield service company based in Seal Beach, California, where he was responsible for assisting with mergers and acquisitions, commercial and real estate transactions, corporate governance and regulatory compliance matters.

Christopher D. Wampler	Age: 53	Executive Since: 2013

Vice President, Chief Financial Officer, Controller and Treasurer[3]

Mr. Wampler has served as Vice President, Controller and Chief Accounting Officer since 2016 and as the interim Vice President, Chief Financial Officer and Treasurer since June 2019. Mr. Wampler was Vice President and Assistant Controller for several of the Company’s subsidiaries from 2013 to 2015. Mr. Wampler was previously the Controller of Just Fabulous, Inc., an online subscription fashion retailer, from 2012 to 2013, and the Division Controller of the A.O. Smith Electrical Products Co. from 2004 to 2012. Mr. Wampler is a certified public accountant and a certified management accountant.

[3]	Mr. Wampler was appointed to the role of Vice President, Chief Financial Officer, Controller and Treasurer, effective January 27, 2021.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The tables below show the beneficial ownership of our common stock by beneficial owners of more than 5% of our common stock, each of our directors and nominees for director, each executive officer named in the Summary Compensation Table contained in this Proxy Statement, and all directors and executive officers as a group. This information is as of February 23, 2021, except as otherwise indicated in the notes to the tables, and does not account for any tax withholding of shares that may occur after February 23, 2021 in connection with the vesting of restricted stock units and/or settlement of performance stock units that will vest and/or settle within 60 days of February 23, 2021, as described in the notes to the tables. Unless otherwise indicated, such shareholders have sole voting and investment power (or share such power with their spouse) with respect to the shares set forth in the tables. We know of no contractual arrangements which may at a subsequent date result in a change in control of the Company.

For the purposes of the tables, beneficial ownership of shares has been determined in accordance with Rule 13d-3 of the SEC, under which a person is deemed to be the beneficial owner of securities if she or he has or shares voting or investment power with respect to such securities or has the right to acquire ownership thereof within 60 days. Applicable percentage of ownership is based upon 11,833,064 shares of common stock outstanding as of February 23, 2021, and the relevant number of shares of common stock issuable upon exercise of stock options or other awards that are exercisable, have vested, or will be exercisable within 60 days of February 23, 2021. The amounts shown in the tables do not purport to represent beneficial ownership for any purpose other than compliance with SEC reporting requirements.

Security Ownership of Certain Beneficial Owners

Address of Shareholders	Number of Shares	Percentage of Class

Dimensional Fund Advisors LP	947,896(1)	8.0%

Building One 6300 Bee Cave Road Austin, TX 78746

William Blair Investment Management LLC	868,455(2)	7.3%

100 International Drive Baltimore Drive, MD 21202

BlackRock, Inc.	790,366(3)	6.7%

55 E. 52nd St. New York, NY 10055

RBC Global Asset Management (U.S.) Inc.	687,833(4)	5.8%

50 South Fifth St., Suite 2350 Minneapolis, MN 55402

Paradigm Capital Management, Inc.	675,315(5)	5.7%

Nine Elm Street Albany, NY 12207

(1)

The information is based on a Schedule 13G filed with the SEC on February 16, 2021. Dimensional Fund Advisors LP has sole voting power as to 918,248 shares and sole investment power as to 947,896 shares.

(2)

The information is based on a Schedule 13G filed with the SEC on February 10, 2021. William Blair Investment Management LLC has sole voting power as to 768,967 shares and sole investment power as to 868,455 shares.

(3)	The information is based on Schedule 13G filed with the SEC on January 29, 2021. BlackRock, Inc. has sole voting power as to 771,987 shares and sole investment power as to 790,366 shares.
(4)

The information is based on a Schedule 13G/A filed with the SEC on February 10, 2021. RBC Global Asset Management (U.S.) Inc. has shared voting power as to 687,833 shares, and shared investment power as to 687,833 shares.

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(5)

The information is based on a Schedule 13G filed with the SEC on February 10, 2021. Paradigm Capital Management, Inc. has sole voting power as to 675,315 shares, and sole investment power as to 675,315 shares.

Security Ownership of Directors and Management

Name	Number of Shares		Percentage of Class

Richard A. Baldridge	20,340	(1)	*
Gregory S. Churchill	20,340	(1)	*
Shirley G. Drazba	5,500	(1)	*
Robert C. Ducommun	570,209	(2)	4.8%
Dean M. Flatt	30,140	(1)	*
Jay L. Haberland	30,062	(1)	*
Stephen G. Oswald	332,840	(3)	2.8%
Jerry L. Redondo	63,167	(4)	*
Rosalie F. Rogers	67,209	(5)	*
Rajiv A. Tata	15,575	(6)	*
Christopher D. Wampler	33,615	(7)	*
All Directors and Executive Officers as a Group (11 persons)	1,188,997	(8)	10.0%

*	Less than one percent.
(1)	Includes 2,440 shares of restricted stock units that will vest on May 7, 2021.
(2)

The number of shares includes (i) 50,000 shares held by a foundation of which Mr. Ducommun is an officer, as to which he disclaims any beneficial interest, (ii) 106,729 shares as to which Mr. Ducommun has been granted a proxy to exercise voting power by his sister, Electra D. de Peyster, (iii) a total of 3,565 shares owned by Mr. Ducommun’s wife and daughter, (iv) 5,000 shares held in an IRA for the benefit of himself and (v) 2,440 shares of restricted stock units held by Mr. Ducommun which vest on May 7, 2021. Mr. Ducommun has sole voting and sole investment power as to 406,200 shares (includes 2,440 shares of restricted stock units that vest on May 7, 2021), shared voting power as to 106,729 shares and shared investment power as to 53,565 shares.

(3)

Includes (i) 61,217 shares of common stock issuable upon exercise of stock options that have previously vested and are exercisable, and (ii) 50,026 shares of common stock held by a charitable trust over which Mr. Oswald shares voting and investment power with his wife. Includes 72,500 shares acquired in open market purchases in February and March 2020.

(4)	Includes 18,885 shares of common stock issuable upon exercise of stock options that are vested and are exercisable.
(5)	Includes 26,885 shares of common stock issuable upon exercise of stock options that are vested and are exercisable.
(6)	Includes 6,086 shares of common stock issuable upon the exercise of stock options that are vested and are exercisable.
(7)	Includes 8,621 shares of common stock issuable upon exercise of stock options that are vested and are exercisable.
(8)	The number of shares includes an aggregate of 121,694 shares of common stock issuable upon exercise of stock options held by our directors and officers that are vested and are exercisable.

PROPOSAL 2: RESOLUTION TO APPROVE EXECUTIVE COMPENSATION ON AN ADVISORY BASIS

We are asking shareholders to approve on an advisory basis the Company’s named executive officer compensation as reported in this Proxy Statement. As described below in the “Compensation Discussion and Analysis” section of this Proxy Statement, the Compensation Committee has structured our executive compensation program to achieve the following key objectives:

1)	To recognize individual and team initiatives and performance, especially due to the unprecedented challenges faced in 2020;

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2)	Provide competitive levels of compensation that align pay to the achievement of our financial goals;

3)	Create a pay-for-performance compensation approach to align executive interests with shareholder interests; and

4)	Assist in attracting and retaining qualified executives.

Our pay-for-performance compensation approach consists of a mix of shorter-term and longer-term incentive compensation, including annual cash incentives, restricted stock units that vest in one-third annual increments over three years, and performance stock units that will cliff vest at the end of a three-year performance period. In 2020, despite unprecedented headwinds facing the Company relating to the temporary suspension of production of the Boeing 737 MAX, which was the Company’s largest program in 2019 with over $100 million in revenues, and the impact of the COVID-19 pandemic on commercial air travel, the Compensation Committee continued to adhere to our pay-for-performance compensation philosophy. With respect to annual incentives, the Compensation Committee took into account the following:

a)	The significant year-over-year increase in operating performance of Ducommun’s defense business, which offset declines in commercial aerospace;

b)	The low restructuring costs incurred by shareholders in 2020 due to the implementation of lean operating principles with respect to the Company’s footprint and corporate offices in 2017 and 2018; and

c)	The unprecedented disruptions caused by the grounding of the Boeing 737 MAX as well as impacts relating to the COVID-19 pandemic.

The Compensation Committee then incorporated these considerations into the final annual cash incentive awards that recognized the significant individual and team performance that drove yet another year of an increase in shareholder value. Moreover, the Compensation Committee firmly believes that the Company’s outstanding performance during 2020, while avoiding incurring meaningful restructuring costs and organizational disruptions, positions Ducommun favorably for further success once the commercial aviation recovery begins.

With respect to long-term incentives, as a result of the potential impact of COVID-19 on our operations, customers, vendors and employees, the Compensation Committee delayed setting targets for long-term incentive compensation until May 2020, when the scope of the pandemic’s impacts became more ascertainable, rather than amending targets mid-year. Moreover, the Compensation Committee decided not to award stock options in the 2020 fiscal year and instead, authorized the grant of performance and restricted stock units to executives. By so doing, the Compensation Committee was able to provide consistency with its philosophy of creating a pay-for-performance compensation approach to maintain alignment between executives’ interests and those of shareholders. As a result, and consistent with our emphasis on pay-for-performance, in 2020:

•	Approximately 78% of target direct compensation for the chief executive officer was based on performance; and

•	Approximately 59% of target direct compensation of the other named executive officers, depending on position, was based on performance.

We urge shareholders to read the “Compensation Discussion and Analysis” below, which describes in more detail how our executive compensation policies and procedures operate and are designed to achieve our compensation objectives, as well as the Summary Compensation Table and related compensation tables and narrative, appearing on pages 57 through 65, which provide detailed information on the compensation of our named executive officers. The Compensation Committee and the Board strongly believe that the policies and procedures articulated in the “Compensation Discussion and Analysis” are effective in achieving our goals and that the compensation of our executive officers reported in this Proxy Statement has supported and contributed to our success.

In accordance with Section 14A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and as a matter of good corporate governance, we are asking shareholders to approve the following advisory resolution at the Annual Meeting:

RESOLVED, that the shareholders of Ducommun Incorporated (the “Company”) approve, on an advisory basis, the compensation of the Company’s named executive officers as disclosed pursuant to Item 402 of Regulation S-K,

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including the Compensation Discussion and Analysis, the Summary Compensation Table and the related compensation tables, notes and narrative in the Proxy Statement for the Company’s 2021 Annual Meeting of Shareholders.

This advisory resolution, commonly referred to as a “say-on-pay” resolution, is non-binding on the Board. Although non-binding, the Board and the Compensation Committee will carefully review and consider the voting results when evaluating our executive compensation program. At the 2017 Annual Meeting, our shareholders approved, on an advisory basis, that future advisory resolutions relating to our named executive officer compensation be conducted every year. We considered the outcome of this advisory vote and determined that the Company will conduct annual “say-on-pay” resolutions until the next advisory shareholder vote on this matter is required under Section 14A of the Exchange Act, or until the Board of Directors otherwise determines that a different frequency for such votes is in the best interest of our shareholders. At the 2020 Annual Meeting, shareholders expressed substantial support for the compensation of our named executive officers, with over 89% of the votes cast (excluding abstentions) in approval of the “say-on-pay” advisory vote. Following the vote to be conducted at our 2021 Annual Meeting of Shareholders, it is anticipated that the next advisory vote to approve named executive officer compensation will be conducted at our 2022 Annual Meeting of Shareholders.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” PROPOSAL 2.

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2020 Compensation Discussion and Analysis

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Ducommun Incorporated 2021 Proxy Statement

2020 Compensation Discussion and Analysis

Executive Summary

This Compensation Discussion and Analysis describes the compensation awarded to, earned by, or paid to our CEO, interim chief financial officer and three most highly compensated executive officers during 2020, who are listed below (the “Named Executive Officers” or “NEOs”):

•	Stephen G. Oswald, Chairman, President and Chief Executive Officer

•	Jerry L. Redondo, Senior Vice President, Operations and Head of Ducommun Structures

•	Rosalie F. Rogers, Vice President and Chief Human Resources Officer

•	Rajiv A. Tata, Vice President, General Counsel and Corporate Secretary

•	Christopher D. Wampler[5], Vice President, Chief Financial Officer, Controller and Treasurer

2020 Operations and Performance

The following graph and table compare the Total Shareholder Return on $100 invested in Ducommun Incorporated’s common stock with the Total Shareholder Return on $100 invested in the Russell 2000 Index, companies identified in the Benchmarking and Peer Groups section of this Compensation and Disclosure Analysis, the NYSE Composite Index and the Dow Jones Industrial Average for the three year performance period for the years ended December 31, 2018 through December 31, 2020, with the year ended December 31, 2017 serving as the base period. The Russell 2000 Index measures the performance of approximately 2,000 small-capitalization companies in the Russell 3000 Index, a larger index of publicly traded companies that represents almost 98% of the investable U.S. stock market. The total returns include the reinvestment of cash dividends.

* Data for each year depicted in the graph above is as of December 31 of each year.

** Peer group data does not include Wesco Aircraft Holdings, Inc., which was acquired by Platinum Equity in January 2020.

*** Included to depict Ducommun’s performance against the broad, general market.

[5]	Mr. Wampler served as Vice President, Interim Chief Financial Officer and Treasurer, and Controller and Chief Accounting Officer during 2020.

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Ducommun Incorporated 2021 Proxy Statement

	Cumulative Total Shareholder Return as of December 31,
	2017(1)	2018	2019	2020
Ducommun Incorporated	$100	$128	$178	$188
Russell 2000 Index	$100	$89	$112	$134
Median of Proxy Peers	$100	$96	$116	$114
NYSE Composite Index	$100	$89	$109	$113
Dow Jones Industrial Average	$100	$97	$121	$132
(1)	2017 serving as the base period.

Due to unprecedented headwinds facing the Company, including but not limited to significant reductions in commercial aerospace demand resulting from travel restrictions associated with the COVID-19 pandemic and the grounding of the Boeing 737 MAX aircraft that was not lifted until November 2020 by the U.S. Federal Aviation Administration, 2020 presented a temporary set-back to our continued positive transition and transformation since 2017. Despite these challenges, operational and financial performance highlights for the year are summarized below:

•   Revenues* in 2020 were $628.9 million, representing an approximately 13% year-over-year decrease from 2019. Management’s significant overdriving of the Company’s defense business contributed to a lower year-over-year decline in revenues than many of the Company’s peers.

•   Diluted Earnings per share* was $2.45 for 2020, as compared to $2.75 in 2019, reflecting a slight decrease of $0.30. Management’s overdriving the Company’s defense business and agility in implementing cost savings initiatives to avoid incurring restructuring expenses factored significantly in maintaining diluted EPS during 2020.

•   Gross profit margin* was 21.9% of revenues in 2020, as compared to 21.1% of revenues in 2019, an improvement of 80 bps and reflected Ducommun’s continued strong operating performance across the Company in spite of the unprecedented challenges faced in commercial aerospace in 2020.

*	In accordance with GAAP.
**	Includes $14.8 million of restructuring charges in 2018 and $8.8 million of restructuring charges in 2017 and $2.4 million in 2020.

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•   Operating Income Margin* remained relatively flat year over year, with a slight decrease of 60 bps, which was an excellent outcome in light of the unprecedented headwinds confronting Ducommun in 2020.

• Adjusted EBITDA increased by 120 bps from 12.8% in 2019 to 14.0% in 2020, which again resulted in an excellent outcome due to management’s performance during an extremely challenging year.

•   Backlog, defined as customer placed purchase orders and long-term agreements with firm fixed price and delivery dates of 24 months or less, was $822 million at the end of 2020, compared to $910 million at the end of 2019, reflecting a slight decrease in demand for the Company’s products in commercial aerospace end-use markets, which was off-set by year-over-year gains of 31% in Ducommun’s defense business.

Our relative total shareholder return (“TSR”) compared to the Russell 2000 Index over the 3-year period between 2018 and 2020 was in the 86th percentile, ranking 235th out of 2000 companies.***

*	In accordance with GAAP.
**	Includes $8.8 million of restructuring charges in 2017, $14.8 million of restructuring charges in 2018 and $2.4 million in 2020.
***	“Final Report Determination for Performance Shares Granted in 2018,” Willis Towers Watson, January 21, 2021.
****	Adjusted EBITDA and Backlog are non-GAAP financial measures. For a discussion of these measures and for reconciliation to the nearest comparable GAAP measures, see Appendix A to this Proxy Statement.

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Enhancement of Shareholder Value

The success of the Company’s pay-for-performance philosophy in compensating its named executive officers, including but not limited to its use of annual cash incentives based on performance targets whose growth is essential for achieving superior long-term shareholder value, and long term equity incentives that further align executive and shareholder interests, is demonstrated in the graph below. The graphic depicts a continued upward trajectory in our market capitalization between the years 2017 and 2020, despite the unprecedented disruptions caused by the 20 month grounding of the Boeing 737 MAX and COVID-19 during 2020:

* Based on 11,332,841 shares outstanding and closing price of $28.45 per share as of December 31, 2017.

** Based on 11,417,863 shares outstanding and closing price of $36.32 per share as of December 31, 2018.

*** Based on 11,572,668 shares outstanding and closing price of $50.53 per share as of December 31, 2019.

**** Based on 11,728,212 shares outstanding and closing price of $53.70 per share as of December 31, 2020.

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Pay for Performance

Our philosophy in compensating our named executive officers is oriented towards a pay-for-performance approach. In 2020, as reported in the Summary Compensation Table and other graphs below, performance-based compensation (defined, for this purpose, as all compensation contingent on the achievement of performance goals and/or increases in our stock price), at target, represented a significant percentage of the total compensation of each of the named executive officers:

2020 Pay Mix

* “Equity Incentives” includes the fair value of equity grants in 2020, based upon grant date fair value as disclosed in the 2020 Summary Compensation Table. “Cash Incentive” includes annual cash incentives to the NEOs, at target, as disclosed in the 2020 Grants of Plan-Based Awards Table. “Salary” reflects salaries paid to the NEOs during 2020, as disclosed in the 2020 Summary Compensation Table. “Equity” includes performance and restricted stock units granted to the NEOs as disclosed in the 2020 Grants of Plan-Based Awards Table.

Significant elements of total compensation of the named executive officers that are incentive based are as follows:

•

Annual cash incentives are designed to reward the achievement of annual financial goals. In particular, annual cash incentives are based on our actual financial performance compared to targets for adjusted operating income, revenue and adjusted cash flow from operations, actual financial performance exceeding a minimum adjusted net income, and on the individual performance of the named executive officers.

•

Performance stock units are designed to reward the achievement of long-term growth in our adjusted diluted earnings per share, long-term reduction in our leverage ratio and relative total shareholder return, and for the CEO, revenue targets. As discussed above, performance stock units will cliff vest at the end of the three-year performance period depending on our performance relative to the performance metrics.

•

Restricted stock units are designed to reward the achievement of long-term growth in our stock price and provide a long-term incentive for the named executive to remain in our employ. Restricted stock units vest in annual increments over three years.

As discussed above, our executive compensation program reflects strong pay for performance alignment and our financial performance was the most significant factor affecting compensation of the named executive officers in 2020. As a result of the unprecedented external factors that impacted our performance in 2020, the total compensation of our CEO and other named executive officers decreased proportionately on a year-over-year basis, as reflected in the Summary Compensation Table on page 57. Our CEO’s total compensation for 2020 decreased by 13% compared to 2019 in direct proportion to our decrease in revenues, and on average, total compensation for our other named executive officers decreased by 12% since the prior year. Again, the year-over-year decrease in total compensation clearly demonstrates our strong pay-for-performance philosophy.

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Best Pay Practices

Our executive compensation program includes a number of positive pay practices.

What We Have	What We Do Not Have

✓ Approximately 78% of target direct compensation for the chief executive officer (and 59% of the other named executive officers) was based on performance	× We do not provide 280G excise tax gross-ups

✓ We have a clawback policy in place for our annual and long-term incentive plans	× We do not provide any pension or supplemental retirement benefits

✓ We have ownership guidelines in place for executives and directors	× Since 2017, we do not provide for any “single-trigger” equity vesting for equity awards

✓ We provide only modest perquisites	× We prohibit repricing options without shareholder approval

✓ Our Compensation Committee engages an independent compensation consultant	× We prohibit granting stock options with an exercise price below 100% of fair market value

✓ We prohibit executives and directors from pledging Ducommun stock or engaging in hedging transactions involving Ducommun stock

Last Year’s Say on Pay Vote

We provided shareholders a “say-on-pay” advisory vote to approve our named executive compensation in 2020, as required under Section 14A of the Exchange Act. At the 2020 Annual Meeting, shareholders expressed substantial support for the compensation of our named executive officers, with over 89% of the votes cast (excluding abstentions) in approval of the “say-on-pay” advisory vote. The Compensation Committee carefully evaluated the results of the 2020 advisory vote in connection with its evaluation of our executive compensation programs more generally. Ultimately however, the Compensation Committee did not make any changes to our executive compensation program and policies as a result of the 2020 “say-on-pay” vote.

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Shareholder Engagement

We have historically been highly engaged with our shareholders on various topics of interest to them. In 2017, we engaged on specific topics of interest to our shareholders, including board diversity. As a result, in 2018, we updated our Corporate Governance Guidelines, as discussed in more detail in the section of this Proxy Statement under the correspondingly named heading, and appointed Shirley G. Drazba to our Board, who brings extensive experience in creating high value creation opportunities for our product lines, as well as experience in leading strategic acquisitions to enhance product portfolios and market positioning. In addition, based upon our “say-on-pay” vote results, we have historically had significant shareholder support for our executive compensation program. As a part of our ongoing dialogue with our shareholders, we will keep the channels of communication open and engage in any areas of concern to our shareholders, including compensation.

2020 Named Executive Officer Compensation

Compensation Objectives

Our compensation programs are designed to provide competitive levels of compensation that relate pay to the achievement of our financial goals, recognize individual initiative and performance, and assist the Company in attracting and retaining qualified executives. We intend for overall compensation of the named executive officers to be at levels that are broadly competitive with other companies of similar size and complexity of operations.

We do not target any specific mix of cash versus non-cash compensation for our named executive officers. Instead, each element of compensation (salary, annual cash incentive and long-term equity incentives) is awarded and targeted at amounts that are intended to be market competitive and consistent with the principles described above and internal pay equity within the Company. In keeping with this approach, and due to the market volatility over the first few months of the COVID-19 pandemic and potential ongoing business disruption related thereto, the Compensation Committee decided not to award stock options in 2020 and instead authorized the grant of performance and restricted stock units to executives. By so doing, the Compensation Committee was able to provide consistency with its philosophy of creating a pay-for-performance compensation approach to maintain alignment between executives’ interests and those of shareholders during the course of the pandemic.

Compensation Determinations

Decisions relating to compensation of our executive officers generally are made by the Compensation Committee of the Board. Each member of the Compensation Committee is an independent director of the Company.

Each element of compensation of the CEO is set by the Compensation Committee. Each element of compensation of the other named executive officers is recommended by the CEO and reviewed and approved by the Compensation Committee.

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Compensation Elements

The following are the primary elements of named executive officer compensation:

Component	Purpose	Characteristics
Base Salary	Compensate named executive officers for their role and level of responsibility, as well as individual performance.	Fixed component; paid on a bi-weekly basis.
Annual Cash Incentives	Promote the achievement of our annual corporate financial goals, as well as individual performance.	Performance-based cash incentive opportunity; typically paid in the first quarter of the year following the year for which the cash incentive is earned.
Long-Term Incentives	Restricted stock units and performance stock units that promote the achievement of our long-term corporate financial goals and stock price appreciation.

Restricted stock units are granted each year and vest in one-third annual increments over the subsequent three years.

Performance stock units are granted each year and cliff-vest at the end of a three-year performance period with shares being earned annually based on our performance each year.

Perquisites & Retirement Benefits	Provide limited perquisites and retirement benefits.

Automobile allowance. Non-qualified deferred compensation plan. Medical, dental, life and other insurance benefits, and 401(k) matching contributions provided on a non-discriminatory basis with our other employees.

Post-Termination Compensation	Provide contingent payments to attract and retain named executive officers and promote orderly succession for key roles.	Only payable if a named executive officer’s employment is terminated under specific circumstances as described in the applicable severance arrangement.

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Base Salaries

We pay salaries to our named executive officers in consideration of the performance of specific roles and responsibilities and competitive market practices. In establishing the salaries for the named executive officers in 2020, the Compensation Committee considered the compensation assessment prepared by Willis Towers Watson PLC (“WTW”) of base salary levels, which indicated that the CEO’s base salary was generally consistent with the 50th percentile of our compensation peer group data and at the 75th percentile of the published survey compensation data, while the base salaries of the other named executive officers was generally consistent with the 50th percentile of the published survey compensation data. The Compensation Committee made the following base salary changes for 2020:

	2020 Base Salary	2019 Base Salary	% Change	Reason for Change

Mr. Oswald	$875,000	$825,000	6.1%	Increase based on 2019 performance, one of the Company’s best in its history, and to align with market

Mr. Redondo	$440,000	$414,960	6.0%	Increase based on 2019 performance, one of the Company’s best in its history, and to align with market

Ms. Rogers	$313,000	$299,636	4.5%	Increase based on 2019 performance, one of the Company’s best in its history, and to align with market

Mr. Tata	$290,000	N/A	N/A	N/A

Mr. Wampler	$275,000	$259,284	6.1%	Increase based on 2019 performance, one of the Company’s best in its history, and to align with market

Annual Cash Incentives

Annual cash incentives are awarded based on our actual financial performance compared to targets (weighted 70% for operating income, 10% for net revenues and 20% for adjusted cash flow from operations), provided that the Company exceeds an adjusted net income threshold. The Compensation Committee chose adjusted operating income, net revenues and adjusted cash flow from operations as the performance targets because it believes that growth in these measures is essential to our objective to provide superior long-term total shareholder return. The Compensation Committee typically approves the thresholds, targets and maximums for the financial performance measures, and the formula for funding the bonus pool at the beginning of each year.

Performance metric levels are set in line with our annual operating budget for the year. Annual cash incentives were targeted at 100% of salary for the Chief Executive Officer, 50% of salary for the Senior Vice President, Operations, and 45% of salary for the Chief Human Resources Officer, General Counsel and the Interim Chief Financial Officer and Treasurer, and Controller and Chief Accounting Officer, respectively. In establishing the annual cash incentive target amounts, the Compensation Committee considered the results of WTW’s compensation assessment which indicated our annual cash incentive target percentages were set appropriately. Annual cash incentive payouts can range from zero to a maximum of three times the targeted percentage for each Named Executive Officer.

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Ducommun Incorporated 2021 Proxy Statement

The 2020 annual operating plan approved by the Board in early March, before the onset of the pandemic, reflected a continuation of the execution of our growth strategy that began in 2017 and our strong performance in 2019. As such, the metrics relating to our annual cash incentives reflected our expected significant growth in revenue, profitability and cash flow generation. Specifically, the Compensation Committee took into account expected spending increases from our defense end-market customers, low restructuring costs incurred and a historically high backlog, but also factored in the disruptions caused by the 2020 production shutdown of the Boeing 737 MAX as well as severe impacts relating to the COVID-19 pandemic. These factors were all incorporated into the final threshold, target and maximum levels for our annual cash incentive metrics.

In addition, and despite the industry challenges confronting the business due to the COVID-19 pandemic and the Boeing 737 MAX shutdown, in determining 2020 annual incentives, the Compensation Committee and the Board reviewed and took into consideration several significant achievements, which are summarized below. In addition, the Compensation Committee used discretion and based its decisions on its informed judgment considering all of these factors collectively. No individual weightings were assigned to any one of these factors:

•

Significantly built-out our defense business, posting year-over-year revenue gains from that market of 31% compared to 2019. This performance materially offset the severe downturn in commercial aerospace and our defense business comprised 67% of our total revenues in 2020, which was a major rotation;

•

Strong cost management and effective spending controls throughout the year achieved year-over-year margin expansion with respect to gross profit and EBITDA, despite the severe impact from commercial aerospace and overall lower revenues for the Company;

•

Due the actions and results above, our management team was able to achieve $2.45 earnings per diluted share versus $2.75 for 2019, which was almost flat despite the massive amount of disruption and revenue losses during the year from the 737 MAX production shutdown and the COVID-19 pandemic; and

•

The year-over-year appreciation in stock price from $50.53 to $53.70 from December 31 2019 to 2020, 8% increase in shareholder value between 2019 and 2020, and Ducommun’s TSR being in the 86th percentile compared to the Russell 2000 Index over the 3-year period between 2018 and 2020[6], including excellent performance in the final year.

Based on the metrics discussed above, and our performance in 2020, the table below summarizes the annual cash incentives earned by our named executive officers:

	($ millions)
	Threshold	Target	Maximum	Actual[1]	FY 2020 Award Funding by Metric	Annual Incentive Plan Metric Weighting	Total Earned (as % of Target)
Operating Income	45.8	53.9	61.9	74.0	300%	70%	210%
Net Revenues	662.8	690.5	718.1	721.7	300%	10%	30%
Cash Flow (as adjusted)[2]	37.8	44.5	51.1	39.4	25%	20%	5%

Total							245%

Actual Funding							200%

1.	Includes add-backs for specific COVID-19 related impacts to our commercial aerospace business.
2.	Includes cash flow from operating activities and is subject to adjustments approved by the Compensation Committee.

[6]	“Final Report Determination for Performance Shares Granted in 2018,” Willis Towers Watson, January 21, 2021.

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While the Compensation Committee did not adjust plan metrics or targets during 2020, it does maintain discretion to make adjustments to final plan payouts. As such, in an effort to ensure we could reward our employees for their perseverance and excellent performance during the COVID-19 pandemic, the Compensation Committee exercised its discretion in determining that payouts to our named executive officers based on the circumstances would be reduced to a level of 200% of target, rather than 245% as indicated in the table above. By so doing, 2020 annual cash incentive payouts to officers were lower compared to the prior year, which was appropriate but still rewarded the improvements and value created. This also resulted in allowing more incentive dollars to be shared among all Ducommun employees for their efforts during 2020, who were granted bonuses only slightly below 2019 levels. As a result, the annual cash incentive determination for each of the named executive officers is reflected in the table below.

	Eligible Earnings ($)	Target %	Payout % of Target	Total Payout ($)*

Mr. Oswald	899,039	100	200	1,799,000
Mr. Redondo	436,148	50	200	437,000
Ms. Rogers	322,468	45	200	291,000
Mr. Tata	296,192	45	200	267,000
Mr. Wampler(1)	282,555	45	200	330,000

* We have a convention of rounding payout amounts up to the nearest thousand.

(1) Includes an additional $75,000 discretionary bonus for assuming the Interim Chief Financial Officer role during 2020.

Consistent with the narrative above and our pay-for-performance philosophy, the total annual incentive payout to our CEO decreased year-over-year by 22%, and by an average of 23% for our other named executive officers:

Long-Term Incentives

As discussed above, due to the market volatility over the first few months of the COVID-19 pandemic and potential ongoing business disruption related thereto, the Compensation Committee decided not to award stock options in 2020 and instead authorized the grant of performance and restricted stock units to executives. In shifting from stock options to performance and restricted stock units, the Compensation Committee was able to provide consistency with its philosophy of creating a pay-for-performance compensation approach to maintain alignment between executives’ interests and those of shareholders during the course of the pandemic.

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Consistent with this philosophy, long-term incentives in the form of performance stock units and restricted stock units were granted in 2020 to the named executive officers to attract, motivate and retain these employees. Restricted stock units are used to provide a direct ownership interest in the Company and a long-term incentive for the named executive officers to remain employed with us. In addition, such awards align executive and shareholder interests as they increase or decrease in value with changes to our stock price.

For 2020, our CEO’s long-term incentive dollar value mix weightings consisted of 76% performance stock units and 24% restricted stock units to reinforce our emphasis on performance-based compensation. For our other named executive officers, the target long-term incentive program consists of 66% performance stock units earned based on the achievement of key performance criteria and 34% time-based restricted stock units as depicted in the graph below.

As depicted above, the Compensation Committee intends for the majority of long-term incentives to be tied to the long-term financial performance of the Company and its stock. For 2020, the Compensation Committee made the following long-term incentive grants to the named executive officers:

	Performance Stock Units (#s at target)	Restricted Stock Units (#)	Value of PSU and RSU Grants Combined ($)[1]
Mr. Oswald	62,270	20,760	2,251,772
Mr. Redondo	9,130	4,910	379,645
Ms. Rogers	8,010	4,310	333,134
Mr. Tata	7,230	3,900	300,952
Mr. Wampler	7,230	3,900	300,952

1.	Based on grant date closing price.

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Ducommun Incorporated 2021 Proxy Statement

On a year-over-year basis, the value of long-term incentives granted to our CEO in 2020 decreased by 13% compared to 2019, corresponding to our decrease in revenues, and by 18% on average for our other named executive officers:

In determining the aggregate value of long-term incentives to grant for 2020, the Compensation Committee considered the results of WTW’s compensation assessment as to the value of long-term incentives provided at the 50th percentile of our compensation peer group data and the 75th percentile of the published survey compensation data. The Compensation Committee awarded the CEO and the other named executive officers a mix of performance-based and time-based long-term incentives that was generally consistent with the market and prevailing business conditions as a result of the COVID-19 pandemic. Such decisions were made after taking into consideration the total prior long-term incentives granted by the Company and the number of shares available under our stock incentive plan.

While the Compensation Committee has implemented a process whereby all normal cycle long-term incentives are awarded in the spring of each year, due to the uncertainty caused by COVID-19, the Compensation Committee delayed its normal cycle long-term incentive grants until May 2020 when the scope of the pandemic’s impacts became more ascertainable. Moreover, due to market volatility in the first few months of the pandemic and potential ongoing business disruption related thereto, the Compensation Committee decided not to award stock options in 2020 and instead authorized the grant of performance and restricted stock units to executives. In addition, the value of long term incentives granted to our named executive officers in 2020 decreased by approximately 16% on a year-over-year basis. Notwithstanding the foregoing, long-term incentive grants may be made at other times in the event of the new hire of an executive officer or a special award to recognize individual performance. In addition, the timing of the award of normal cycle long-term equity incentives may be changed in the future, as needed, to meet changing circumstances.

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Performance Stock Units (FY2020-FY2022 Performance Period)

In 2020, performance stock units were awarded which may be earned based upon the achievement of annual adjusted diluted earnings per share targets during each year over a three-year performance period. The performance stock units will cliff vest at the end of the three-year performance period in amounts from 0% to 250% of the target units depending on our adjusted diluted earnings per share performance, as follows:

	Adjusted Diluted Earnings Per Share($)			Vesting Percentage of Target Units for Each Year	Three-Year Total
	2020	2021	2022
Maximum	2.31	2.88	3.28	66.6%	200%
Target	2.10	2.50	2.73	33.3%	100%
Threshold	1.89	2.12	2.44	10.0%	30%

In the event that our performance relative to the performance metrics falls between two of the data points listed in the table above, the percentage of target performance stock units that vest will be determined by linear interpolation between the two data points, rounded to the nearest whole unit. The adjusted diluted earnings per share is calculated, as determined by the Compensation Committee, by adjusting diluted earnings per share for changes in accounting standards, discontinued operations, to exclude gain or loss on the sale of any business or product line, any asset impairment write-offs or charges (whether of goodwill, intangible or tangible assets), transaction-related costs or expenses (including but not limited to the effects of Financial Accounting Standards Board Accounting Standards Codification Topic 805), debt refinancing costs and restructuring and other non-recurring expenses.

Relative Total Shareholder Return Modifier

After the end of the three-year performance period, our relative total shareholder return will be calculated as compared to the Russell 2000 Index for the same performance period. As depicted in the table below, the total number of units earned will then be determined by multiplying the number of units earned on the adjusted diluted earnings per share metric by a modifier between 0.75-1.25 to determine the final award. The relative total shareholder return modifier will not be greater than 1.0 unless our absolute total shareholder return over the three-year performance period is positive. As of December 31, 2020, our relative total shareholder return compared to the Russell 2000 Index fell in the 86th percentile*, second among our proxy peer group companies listed in the index, resulting in a 25% increase due to the impact of the modifier:

Relative Total Shareholder Return v. Russell 2000 Index

The 2020 performance stock units were awarded to encourage the named executive officers to work with a long-term view in the interest of shareholders and to reward the achievement of long-term growth in our stock price. The Compensation Committee chose diluted earnings per share as the performance metric to tie executive compensation directly to the annual and long-term growth in the earnings of the Company. The Compensation Committee chose the relative total shareholder return modifier in order to align executive compensation with shareholder value creation.

Total Shareholder Return Percentile Rank	Total Vested Units Modifier
81%—100%	1.25
71%—80%	1.15
61%—70%	1.10
41%—60%	1.00
31%—40%	0.90
21%—30%	0.85
0%—20%	0.75

*	“Final Report Determination for Performance Shares granted in 2018,” Willis Towers Watson, January 21, 2021.

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For the performance periods ending in 2020, 2019, and 2018, performance stock units vested at the following levels as a percentage of target:

PSU Performance Periods Ending in Year	Three Year Cliff Vested Percentage
2020	250%
2019	195%
2018	110%

For the 2020 performance stock units, the Compensation Committee set the threshold adjusted diluted earnings per share level to be equal to actual adjusted diluted earnings per share as reflected in the annual operating plan, such that we must improve adjusted diluted earnings per share relative to the end of the most recently completed fiscal year prior to the grant before any performance stock units will be eligible to vest.

CEO Performance Restricted Stock Unit Grant

In 2020, our CEO was awarded 31,135 performance restricted stock units which may vest based upon the achievement of revenue targets over a three-year performance period (from January 1, 2020 to December 31, 2022). Following the end of the performance period, the Compensation Committee will determine the number of the performance restricted stock units earned as a result thereof based on the following threshold, target and maximum performance levels. As revenues in 2020 were $629 million, for our CEO to achieve the maximum payout at the end of the performance period, revenues would need to increase by approximately 25%:

Revenues
Performance Level	Performance (%)	Performance ($M)	Payout%
Maximum	103	780	200
Target	100	756	100
Threshold	95	718	50
< Threshold	< 95	<718	0

2020 Restricted Stock Units

We awarded restricted stock units to the named executive officers in 2020 to reward the achievement of long-term growth in our stock. Restricted stock units, which vest one-third annually over a three-year period, are also intended to provide a long-term incentive for the named executive officers to remain in the employment of the Company and align with shareholders’ interests.

Performance Stock Units (FY2018-FY2020 Performance Period)

The three-year performance period for performance stock units awarded in 2018 ended on December 31, 2020. The threshold, target, and maximum performance levels for performance stock units awarded in 2018, and the actual performance in each of the years 2018 to 2020, were as follows:

	Adjusted Diluted Earnings Per Share($)			Vesting Percentage of Target Units for Each Year	Three-Year Total
	2018	2019	2020

Maximum	1.58	1.81	2.08	66.6%	200%
Target	1.45	1.54	1.63	33.3%	100%
Threshold	1.37	1.37	1.37	10.0%	30%
Actual	1.60	2.70	2.62		250%

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Performance stock units vested with respect to the three-year performance period from January 1, 2018 to December 31, 2020 at 250% of target in recognition that (i) the Company exceeded the threshold for diluted earnings per share in 2018, 2019 and 2020, and (ii) our relative total shareholder return compared to the Russell 2000 Index was in the 86th percentile, resulting in a 25% increase due to the impact of the modifier.

Compensation Consultant

The Compensation Committee retained WTW as an independent compensation consultant directly reporting to the Compensation Committee. WTW did not provide any other services to us in 2020 other than those services with respect to executive compensation services. The Compensation Committee has reviewed the independence of WTW and completed an assessment of any potential conflicts of interest raised by WTW’s work for the Compensation Committee by considering the following six factors and other factors it deemed relevant: (i) the provision of other services to us by WTW; (ii) the annual dollar value of fees paid to WTW, as a percentage of WTW’s total revenue; (iii) the policies and procedures of WTW that are designed to prevent conflicts of interest; (iv) any business or personal relationship of the relevant WTW consultants with a member of the Compensation Committee; (v) any of Ducommun stock owned by the WTWs consultants; and (vi) any business or personal relationship of the WTW consultants or WTW with any of our executive officers. Based on this assessment, the Compensation Committee concluded that WTW is independent and there are no such conflicts of interest.

Benchmarking and Peer Groups

The Compensation Committee has the compensation consultant prepare a formal executive compensation assessment every year. In February 2020, WTW assessed our executive compensation compared to a peer group and published compensation survey data, and made recommendations as appropriate for changes in our executive compensation program (“WTW’s compensation assessment”). The peer group consisted of eleven (11) companies in the following GIC industries: aerospace and defense (7 companies), trading companies and distributors (1 company) and industrial machinery (3 companies), identified as market comparators by WTW and the Compensation Committee. The peer group companies had 50th percentile annual sales of $1.25 billion and 25th percentile annual sales of $800 million as of the most recent fiscal year end, as of the date of WTW’s compensation assessment. Our annual sales were $629.3 million in 2019 (the most recent full fiscal year at the time of WTW’s compensation assessment). As discussed below, we generally target the 50th to 75th percentile of published survey data in assessing and establishing compensation for the named executive officers. The peer group approved in 2019 and used for 2020 pay decisions consisted specifically of the following:

• AAR Corp	• Heico Corporation

• Aerojet Rocketdyne Holdings, Inc.	• Kaman Corporation

• Astronics Corporation	• Kratos Defense & Security Solutions, Inc.

• Barnes Group Inc.	• Mercury Systems, Inc.

• CIRCOR International, Inc.	• RBC Bearings Incorporated

• Cubic Corporation

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The following graph compares the yearly percentage change in our cumulative total shareholder return assuming the reinvestment of any dividends with the cumulative total return of the Russell 2000 Index and the median of our peer group**:

* Data for each depicted in the graph above is as of December 31st of each year.

** Peer group data does not include Wesco Aircraft Holdings, Inc., which was acquired by Platinum Equity in January 2020.

*** Included to depict Ducommun’s performance against the broad, general market.

As will be discussed in the proxy statement for the 2022 Annual Meeting, the Compensation Committee made certain changes to the peer group used to determine 2021 compensation for the named executive officers.

In addition, WTW’s compensation assessment compared our executive compensation to published survey compensation data for general industry and manufacturing industry companies with annual revenues of between $500 million to $1 billion, based on the advice of WTW that such compensation survey data would provide a reasonable basis for benchmarking our executive compensation. The compensation survey data was gathered from the 2019 General Industry Executive Compensation Survey – U.S., Durable Products Manufacturing or All Industry data cuts, published by Willis Towers Watson Services, and the 2019 U.S. Mercer Benchmark Database – Total Remuneration Survey, published by William M. Mercer. Aggregate compensation data from the surveys was provided to the Compensation Committee.

With respect to the CEO and the SVP of Operations, the Compensation Committee reviewed and continues to rely upon both the peer group data and the published survey compensation data. With respect to the other executive officers, the number of proxy disclosed representative positions in the peer group data was considered insufficient and the Compensation Committee relied (and continues to rely) to a greater extent on the published survey compensation data included in WTW’s compensation assessment. In reviewing the peer group data and the published survey compensation data, the Compensation Committee evaluated the relative percentile ranking of the Chief Executive Officer and the other executive officers with respect to salary, total cash compensation, and total direct compensation. The Compensation Committee also considers each named executive officer’s scope of responsibility, years of experience, demonstrated performance and marketability, and impact level within the Company relative to other executives in making compensation decisions.

Severance and Change in Control Agreements and Practices

The Company has entered into a key executive severance agreement with each of its executive officers providing for cash severance and double trigger equity acceleration upon a qualifying termination in connection

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with a change in control or limited cash severance upon a qualifying termination outside the context of a change in control. Key executive severance agreements are considered to be a necessary part of the process in the recruitment and retention of qualified executives. We do not provide gross-ups for taxes under the key executive severance agreements. The key executive severance agreements are used by us to allow our executives to focus on shareholder interests in considering strategic alternatives and to provide income protection for executives in the event of an involuntary termination of employment. Please refer to the section entitled “Potential Payments Upon Termination or Change of Control” below for further discussion of these agreements.

Clawback Policy

We have a clawback policy that applies in the event that the Board determines there has been a restatement due to material noncompliance with financial reporting requirements under U.S. generally accepted accounting principles or SEC rules. If the Board determines that there has been such a restatement, the Board has the right, for the benefit of the Company, to recover all incentive payments and all vested performance-based equity awards made to executive officers who are found personally responsible for the material restatement, to the extent that such payments and vested awards were increased due to the inaccurate financial statements. The clawback policy applies to incentive payments and vested performance-based equity awards made to executive officers after October 28, 2016.

Securities Trading Policy: Prohibition on Pledging and Hedging

To align the interests of our directors, officers, and employees, including our named executive officers, with our shareholders, our Insider Trading Policy does not permit any director, officer, or employee of the Company, including any of the Company’s executive officers, to either (1) margin our securities or pledge Company securities as a loan or (2) engage in any hedging transactions involving our securities. Hedging includes the purchase or sale of financial instruments that are designed to hedge or offset any decrease in the market value of securities, including prepaid variable forward contracts, equity swaps, collars and exchange funds.

Other Compensation

Other compensation and personal benefits paid or made available to the named executive officers are not material. We provide a non-qualified deferred compensation plan and automobile allowance to our named executive officers, as well as medical, dental, life and other insurance benefits. In addition, 401(k) matching contributions are provided to the named executive officers on a non-discriminatory basis with our other employees.

Executive Officer Stock Ownership Policy

The Board recently revised its stock ownership policy covering certain of our executive officers. Under the revised policy, certain executive officers must acquire and hold shares of our stock equal in value to a multiple of their annual salary as follows:

Applicable Individuals	Stock Ownership Requirement (Multiple of Salary or Cash Retainer)
Chairman, President and Chief Executive Officer	5x Base Salary
Chief Operating Officer, Chief Financial Officer, Chief Human Resources Officer and General Counsel	3x Base Salary
Senior Most Officer of Each Key Business Unit.	1x Base Salary

Under the revised policy, a participant’s stock ownership will be valued based on the average trading price of the Company’s stock over a twelve-month period ending on December 31st of each calendar year. Executive

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officers have five years from the later of the adoption of the policy or their initial election to meet this stock ownership guideline. All directors and named executive officers are either in compliance, or have additional time in which to comply, with the stock ownership guideline as of December 31, 2020.

Tax Deductibility and Gross-Ups

Section 162(m) of the Code (“Section 162(m)”) places a limit of $1 million on the amount of compensation that we may deduct as a business expense in any year with respect to certain of our most highly paid executive officers. Prior to the enactment of the 2017 Tax Cuts and Jobs Act, there had been an exemption from this $1 million deduction limit for compensation payments that qualified as “performance-based” under Section 162(m). With the enactment of the 2017 Tax Cuts and Jobs Act, however, the performance-based compensation exemption has been eliminated, except with respect to certain grandfathered arrangements. While the Compensation Committee considers the deductibility of compensation as one factor in determining executive compensation, the Compensation Committee believes that it is in the best interests of our shareholders to maintain flexibility in our approach to executive compensation and to structure a program that we consider to be the most effective in attracting, motivating and retaining key executives.

In addition, the change in control provisions described in the section entitled “Severance and Change in Control Agreements and Practices” could subject an executive to an excise tax on an “excess parachute payment” under Internal Revenue Code Section 4999. The Company does not provide any gross-up to its executives for any excise tax due under this section of the Internal Revenue Code.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the “Compensation Discussion and Analysis” set forth above with management. Based on these reviews and discussions, the Compensation Committee recommended to the Board of the Company that the “Compensation Discussion and Analysis” be included in this Proxy Statement and incorporated by reference into the Company’s Annual Report on Form 10-K for the year ended December 31, 2020.

Submitted by the Compensation Committee,

Dean M. Flatt—Committee Chair

Shirley G. Drazba

Jay L. Haberland

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2020 Summary Compensation Table

The Summary Compensation Table and the other tables which follow disclose (in accordance with SEC rules) the compensation for the years ended December 31, 2020, 2019 and 2018 awarded to, earned by or paid to all Named Executive Officers. Columns have been omitted from the tables when there has been no compensation awarded to, earned by or paid to any of the Named Executive Officers required to be reported in that column in any year covered by the table.

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)	Stock Awards ($)(2)(3)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(4)	All Other Compensation ($)(5)	Total ($)
Stephen G. Oswald	2020	899,039	—	2,251,772	—	1,799,000	27,696	4,977,506
Chairman, President and Chief Executive Officer	2019	806,250	—	2,016,261	560,770	2,314,000	40,623	5,737,904
	2018	773,077	—	1,700,510	410,510	2,088,000	34,508	5,006,605
Jerry L. Redondo	2020	436,148	—	379,645	—	437,000	26,383	1,279,176
Senior Vice President, Operations	2019	405,080	—	363,150	75,303	581,000	35,709	1,460,242
and Head Ducommun Structures	2018	389,354	—	293,614	63,155	526,000	30,552	1,302,676
Rosalie F. Rogers	2020	322,468	—	333,134	—	291,000	29,001	975,603
Vice President and Chief	2019	293,874	—	341,095	75,303	380,000	29,916	1,120,188
Human Resources Officer	2018	283,340	—	293,614	63,155	345,000	28,553	1,013,662
Rajiv A. Tata	2020	296,192	—	300,952	—	267,000	25,387	889,531
Vice President, General Counsel & Corporate Secretary

Christopher D. Wampler	2020	282,555	75,000*	300,952	—	255,000	27,284	940,791
Vice President, Interim Chief	2019	255,508	125,000	310,125	62,486	293,000	29,322	1,075,441
Financial Officer and	2018	248,912	—	269,300	63,155	269,000	24,873	875,240
Treasurer, and Controller and Chief Accounting Officer

(1)	Actual salary amounts were higher than base salary levels due to 27 bi-weekly payrolls cycles in calendar year 2020, other than for Mr. Redondo.
(2)

These columns show the grant date fair value of awards granted to Messrs. Oswald, Redondo, Tata and Wampler, and Ms. Rogers computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718. The methodology and assumptions used in the valuation of stock option awards, performance stock units (“PSUs”) and restricted stock units (“RSUs”) are contained in Footnote 10 to the Company’s consolidated financial statements included in the Annual Report on Form 10-K for the year ended December 31, 2020.

*	Awarded as a discretionary bonus for assuming the Interim Chief Financial Officer role in 2020.

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(3)

Stock awards to the named executive officers consisted of PSUs and RSUs in 2020. The value of PSUs, which are subject to performance conditions, are shown in the table above based on the probable outcome of the performance conditions as of the grant date for the award. The following table shows the maximum values for the PSUs as of the grant date year of the award:

Name	Year of Award	Maximum Performance Stock Unit Grant Date Fair Value ($)
Stephen G. Oswald	2020	4,253,041
	2019	3,475,290
	2018	2,277,275

Jerry L. Redondo	2020	623,579
	2019	527,625
	2018	446,160

Rosalie F. Rogers	2020	547,083
	2019	504,175
	2018	446,160

Rajiv A. Tata	2020	493,809

Christopher D. Wampler	2020	493,809
	2019	469,000
	2018	418,275
(4)	Non-equity incentive plan compensation was earned for each year ended and was paid in the first quarter of the following year.
(5)	The following table discloses each item included in the “All Other Compensation” column for 2020:

Name	Automobile Allowance(1) ($)	Life Insurance Premiums ($)	Company Contributions to 401(k) Plan ($)	Company Contributions to NQDCP ($)	Total ($)
Stephen G. Oswald	18,024	1,122	8,550	—	27,696
Jerry L. Redondo	18,024	940	7,419	—	26,383
Rosalie F. Rogers	18,024	697	8,550	1,730	29,001
Rajiv A. Tata	18,024	637	6,726	—	25,387
Christopher D. Wampler	18,024	611	8,346	303	27,284

(1)	Equates to a payment of $1,502 per month for automobile-related travel expenses such as lease payments, fuel and insurance.

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Ducommun Incorporated 2021 Proxy Statement

2020 Grants of Plan-Based Awards Table

The following table provides information on the 2020 Bonus Plan and the award of performance stock units (“PSU”s) and restricted stock units (“RSU”s) to the named executive officers during 2020:

		Estimated Future Payments Under Non-Equity Incentive Plan Awards			Estimated Future Payments Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock and Option Awards ($)(3)
Name	Grant Date	Threshold ($)	Target ($)(1)	Maximum ($)(1)	Threshold (#)	Target (#)	Maximum (#)
Stephen G. Oswald
2020 Bonus Plan		—	899,039	2,697,116
PSUs(2)	5/7/2020					62,270	155,675		1,701,216
RSUs	5/7/2020							20,760	550,555

Jerry L. Redondo
2020 Bonus Plan		—	218,074	654,222
PSUs	5/7/2020					9,130	22,825		249,432
RSUs	5/7/2020							4,910	130,213

Rosalie F. Rogers
2020 Bonus Plan		—	145,111	435,332
PSUs	5/7/2020					8,010	20,025		218,833
RSUs	5/7/2020							4,310	114,301

Rajiv A. Tata
2020 Bonus Plan		—	133,286	399,859
PSUs	5/7/2020					7,230	18,075		197,524
RSUs	5/7/2020							3,900	103,428

Christopher D. Wampler
2020 Bonus Plan		—	127,150	381,449
PSUs	5/7/2020					7,230	18,075		197,524
RSUs	5/7/2020							3,900	103,428

(1)	The target and maximum amounts of awards are based on the bonus-eligible salary of each of the named executive officers at December 31, 2020.
(2)	The number of PSUs depicted includes 31,135 performance restricted stock units.
(3)	The fair value of the performance stock units “PSUs” are shown based on the probable outcome of the performance conditions as of the date of grant for the awards.

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Ducommun Incorporated 2021 Proxy Statement

2020 Outstanding Equity Awards at Fiscal Year-End Table

The following table provides information on unexercised stock options (“SO”s) and unvested performance stock units (“PSU”s) and restricted stock units (“RSU”s) granted to the named executive officers that were outstanding on December 31, 2020:

		Option Awards				Stock Awards

Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable(1)	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(2)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(3)	Equity Incentive Plan Awards: Market or Payout Values of Unearned Shares, Units or Other Rights That Have Not Vested ($)(4)

Stephen G. Oswald
SOs	1/23/2017	21,000	7,000	29.53	1/22/2024
SOs	5/14/2018	21,667	10,833	32.90	5/14/2028
SOs	6/17/2019	11,550	23,450	42.25	6/17/2029
PSUs	1/23/2017							53,334	2,864,036
PSUs	6/17/2019							44,460	2,387,502
PSUs	5/07/2020							93,405	5,015,849
RSUs	5/14/2018					8,000	429,600
RSUs	6/17/2019					9,880	530,556
RSUs	5/07/2020					20,760	1,114,812

Jerry L. Redondo
SOs	3/23/2016	10,000	—	15.92	3/22/2023
SOs	3/20/2017	3,000	1,000	28.67	3/19/2024
SOs	5/14/2018	3,334	1,666	32.90	5/14/2028
SOs	6/17/2019	1,551	3,149	42.25	6/17/2029
PSUs	6/17/2019							9,000	483,300
PSUs	5/07/2020							18,260	980,562
RSUs	5/14/2018					1,166	62,614
RSUs	6/17/2019					2,400	128,880
RSUs	5/07/2020					4,910	263,667

Rosalie F. Rogers
SOs	3/23/2016	10,000	—	15.92	3/23/2023
SOs	3/20/2017	3,000	1,000	28.67	3/19/2024
SOs	5/14/2018	3,334	1,666	32.90	5/14/2028
SOs	6/17/2019	1,551	3,149	42.25	6/17/2029
PSUs	6/17/2019							8,600	461,820
PSUs	5/07/2020							16,020	860,274
RSUs	5/14/2018					1,166	62,614
RSUs	6/17/2019					2,200	118,140
RSUs	5/07/2020					4,310	231,447

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Ducommun Incorporated 2021 Proxy Statement

		Option Awards				Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable(1)	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(2)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(3)	Equity Incentive Plan Awards: Market or Payout Values of Unearned Shares, Units or Other Rights That Have Not Vested ($)(4)
Rajiv A. Tata
SOs	4/10/2017	1,125	375	29.00	4/09/2024
SOs	5/14/2018	1,834	916	32.90	5/14/2028
SOs	6/17/2019	1,927	3,913	42.25	6/17/2029
SOs	10/10/2019	825	1,675	40.44	10/10/2029
PSUs	5/07/2020							14,460	776,502
RSUs	5/14/2018					250	13,425
RSUs	6/17/2019					394	21,158
RSUs	5/07/2020					3,900	209,430

Christopher D. Wampler
SOs	3/20/2017	3,000	1,000	28.67	3/19/2024
SOs	5/14/2018	3,334	1,666	32.90	5/14/2028
SOs	6/17/2019	1,287	2,613	42.25	6/17/2029
PSUs	6/17/2019							8,000	429,600
PSUs	5/07/2020							14,460	776,502
RSUs	5/14/2018					1,033	55,490
RSUs	6/17/2019					1,934	103,856
RSUs	5/07/2020					3,900	209,430

(1)

The unexercisable stock options become exercisable in increments on the anniversary date of the date of grant as follows: (i) for stock options granted in 2016, all were vested and became exercisable in 2020, (ii) for stock options granted in 2017, all will become exercisable as of 2021, (iii) for stock options granted in 2018, one-third vested and became exercisable in each of 2019 and 2020, and the other one-third will vest and become exercisable in 2021, and (iv) for stock options granted in 2019, one-third vested and became exercisable in 2020, and the remaining two-thirds will vest and become exercisable during 2021 and 2022.

(2)

The unvested restricted stock units vest as follows: (i) with respect to the grants in 2016, the shares fully vested as of March 2019, (ii) with respect to grants in 2017, the shares fully vested as of March 2020, except with respect to the grants made to Mr. Redondo, which fully vested in January 2019, (iii) with respect to grants in 2018, one-third of the shares vested in each of 2019 and 2020, and one-third will vest in 2021, and (iv) with respect to grants in 2019, one-third vested in 2020, and two-thirds will vest during 2021 and 2022.

(3)

Performance stock units are shown based on our actual achievement of performance measures for periods through year-ended 2020 and at the maximum number of shares eligible to vest for periods after year-ended 2020. The performance stock units will vest if the performance conditions are met as follows: (i) grants in 2018 vested based on achievement of the performance metrics on December 31, 2020 and were settled in the first quarter of 2021, (ii) grants in 2019 will vest, if at all, based on achievement of the performance metrics on December 31, 2021 and will be settled in the first quarter of 2022, and (iii) grants in 2020 will vest, if at all, based on achievement of the performance metrics on December 31, 2022 and will be settled in the first quarter of 2023. One-half of the PSUs listed for Mr. Oswald in each of 2019 and 2020 constitute performance restricted stock units at target.

(4)	The amounts for PSUs are calculated based on the number of unvested PSUs and the closing price of our common stock on the NYSE on the last trading day of 2020 ($53.70).

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Ducommun Incorporated 2021 Proxy Statement

2020 Option Exercises and Stock Vested Table

The following table provides information on the exercise of stock options and vesting of stock for the Named Executive Officers during 2020:

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)		Value Realized on Vesting ($)
Stephen G. Oswald	—	—	81,190	(1)	3,959,760
Jerry L. Redondo	—	—	15,534	(1)	735,644
Rosalie F. Rogers	—	—	15,434	(1)	732,085
Rajiv A. Tata	—	—	612	(2)	17,505
Christopher D. Wampler	2,250	59,175	14,416	(1)	683,693

(1)

The number of shares reflects restricted stock units that vested during the year, together with the performance stock units (“PSU”s) that vested in respect to the 2018 PSU grant, for which the performance period ended on December 31, 2020.

(2)	The number of shares reflects restricted stock units that vested during the year.

2020 Pension Benefits Table

We do not provide pension benefits to any of its named executive officers.

2020 Nonqualified Defined Contribution and Other Nonqualified Deferred Compensation Plans

We offer a nonqualified defined contribution and nonqualified deferred compensation plan (the “Plan”) to certain members of our management, including our named executive officers. Participants may elect to receive all or a portion of any Plan year’s deferral balance while the Participant is still employed by the Company under various conditions as set forth in the Plan. Participants who separate from the Company will have their deferral balances paid within ninety (90) days after their employment ends, unless specific retirement guidelines are met. Participants who meet our retirement guidelines can elect to have their distributions made in either a lump sum or in 2 to 10 annual installments, depending on the payment method selected. Participants with deferred amounts less than $100,000 will be paid out in a lump sum upon departing from the Company. With regard to scheduled in-service distributions, distributions are paid in a lump sum. If a Participant terminates prior to or while receiving a scheduled in-service distribution, or if a Participant has elected to have the deferral balance paid after employment ends, the distribution will be paid (or installments will commence) in the month following separation from service. However, for “specified employees”, post-employment distributions generally cannot be paid until six months after separation of service, except in the event of death. Additionally, limited portions of a Participant’s account may be distributed in accordance with the Plan in the event the Participant suffers a sudden, unexpected and severe financial hardship. In addition, we may credit additional amounts under the Plan on behalf of eligible employees in an amount equal to the 10 Year U.S. Treasury Bill Rate plus three hundred basis points based on participants’ annual contributions to the Plan. The table below summarizes participants’ contributions to the Plan for 2020:

Name	Executive Contributions in Last FY ($)[1],2,3	Registrant Contributions in Last FY ($)[4]	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals / Distributions ($)	Aggregate Balance at Last FYE ($)
Stephen G. Oswald	17,990	—	—	—	17,990
Jerry L. Redondo	—	—	—	—	—
Rosalie F. Rogers	75,742	1,730	9,676	—	87,148
Rajiv A. Tata	—	—	—	—	—
Christopher D. Wampler	41,178	303	1,237	—	42,718

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Ducommun Incorporated 2021 Proxy Statement

1.

Executive contributions represent a percentage of Salary and Non-Equity Incentive Plan Compensation amounts identified in the Summary Compensation Table. Un-vested PSU and RSU contributions are excluded.

2.	Registrant contributions are included in the Salary column of the Summary Compensation Table for 2020 for Ms. Rogers and Mr. Wampler of $46,642 and $8,178, respectively.
3.

Registrant contributions are included in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table for 2020 for Mr. Oswald, Ms. Rogers, and Mr. Wampler of $17,990, $29,100, and $33,000, respectively.

4.	Registrant contributions are included in the All Other Compensation column of the Summary Compensation Table for 2020.

Potential Payments Upon Termination or Change in Control

We have entered into key executive severance agreements with each of our executive officers. The key executive severance agreements provide that if a change in control of the Company occurs and there is qualifying termination of employment of the named executive officer within three months prior to or 24 months following a change in control of the Company, the named executive officer shall be entitled to receive payment in a single lump sum of an amount equal to two times the annual base salary of the executive officer prior to the change in control and two times the target annual cash incentive of the executive officer under our annual cash incentive plan in effect during the year prior to the change in control. Further, with respect to long-term equity incentives granted to such executive officers, (i) stock options become fully exercisable immediately, (ii) performance stock units become vested immediately based on our actual achievement of performance measures for periods through the date of termination of employment and at the target number of shares for periods after the date of termination of employment, and (iii) restricted stock units vest immediately.

As used herein, a change in control of the Company is generally deemed to have occurred in the event of certain tender offers, mergers or consolidations, the sale, exchange or transfer of substantially all of our assets, the acquisition by a person or group of certain percentages of our outstanding voting securities, the consummation of a plan of liquidation or dissolution of the Company, or certain changes in the members of the Board.

The key executive severance agreements also provide that if there is a qualifying termination of employment of the named executive officer at any time other than in connection with a change in control of the Company as described above, the named executive officer shall be entitled to receive payment of his or her full salary for a period of one year (or, two years in the case of the CEO), payment of the amount of any annual cash incentive for a past year that has not yet been awarded or paid and continuation of benefits for a period of one year (or, two years in the case of the CEO).

A qualifying termination of employment includes any termination of employment of a named executive officer other than a termination for cause, except for death, disability or retirement. Termination for cause is defined in the key executive severance agreements as termination of an executive’s employment by the Company upon (i) the willful and continued failure by the executive to substantially perform his or her duties with the Company other than any such failure resulting from his or her incapacity due to physical or mental illness, after a demand for substantial performance is delivered to the executive by the CEO or the Compensation Committee which specifically identifies the manner in which the executive has not substantially performed his or her duties, or (ii) the willful engaging by the executive in misconduct that is materially injurious to the Company, monetarily or otherwise, and that constitutes on the part of the executive common law fraud or a felony. For purposes of this definition, no act or failure to act, on the executive’s part, is considered “willful” unless done, or omitted to be done, by the executive not in good faith and without reasonable belief that the action or omission was in the best interest of the Company. In the event of a change in the executive’s position or duties, a reduction in the executive’s salary as increased from time to time, a removal from eligibility to participate in our annual cash incentive plan and other events as described in the key executive severance agreements, then the executive shall have the right to treat such event as a termination of his or her employment by the Company without cause and to receive the payments and benefits described above.

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If a change in control of the Company occurs and there is a qualifying termination of employment of a Named Executive Officer within three months prior to or 24 months following the change in control of the Company, the Named Executive Officer would receive the amounts in the table below in the column “Termination of Employment in Connection with Change in Control.” If there is a qualifying termination of employment of the Named Executive Officer at any time other than as described in the preceding sentence, the Named Executive Officer would receive the amounts in the table below in the column “Other Termination of Employment.”

Name	Benefits	Termination of Employment in Connection with a Change in Control ($)	Other Termination of Employment(6)
Stephen G. Oswald	Salary(1)	1,750,000	1,750,000
	Bonus(1)	1,798,077	—
	Benefits	—	21,377
	Stock Options(3)	661,686	—
	Performance Stock Units(4)	8,873,676	—
	Restricted Stock Units(5)	2,074,968	—

	Total	15,158,407	1,771,377

Jerry L. Redondo	Salary(2)	880,000	440,000
	Bonus(2)	436,148	—
	Benefits	—	30,011
	Stock Options(3)	95,739	—
	Performance Stock Units(4)	1,052,384	—
	Restricted Stock Units(5)	455,161	—

	Total	2,919,432	470,011

Rosalie F. Rogers	Salary(2)	626,000	313,000
	Bonus(2)	290,221	—
	Benefits	—	17,812
	Stock Options(3)	95,739	—
	Performance Stock Units(4)	954,729	—
	Restricted Stock Units(5)	412,201	—

	Total	2,378,890	330,812

Rajiv A. Tata	Salary(2)	580,000	290,000
	Bonus(2)	266,573	—
	Benefits	—	21,661
	Stock Options(3)	95,330	—
	Performance Stock Units(4)	515,080	—
	Restricted Stock Units(5)	244,013	—

	Total	1,700,995	311,661

Christopher D. Wampler	Salary(2)	550,000	275,000
	Bonus(2)	254,300	—
	Benefits	—	19,118
	Stock Options(3)	89,602	—
	Performance Stock Units(4)	872,364	—
	Restricted Stock Units(5)	368,740	—

	Total	2,135,005	294,118

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Ducommun Incorporated 2021 Proxy Statement

(1)	The amount of salary continuation for the Chairman, President and CEO is based on an amount equal to two times base salary as of December 31, 2020 plus two times the target bonus.
(2)

The amounts of salary continuation are based on an amount equal to two (2) times the base salary as of December 31, 2020 plus two times the target annual bonus of the Named Executive Officer under our Bonus Plan in effect during the year prior to the Change in Control.

(3)

The amounts for stock options are calculated based on the positive difference, if any, between the exercise prices of the unexercisable stock options held by the named executive officers on December 31, 2020 and the closing price of our common stock on the NYSE on the last trading day of 2020 ($53.70).

(4)

The amounts for PSUs are calculated based on the number of unvested PSUs and the closing price of our common stock on the NYSE on the last trading day of 2020 ($53.70). The number of unvested PSUs has been calculated based on our actual achievement of performance measures for periods through year-end 2020 plus the target number of shares eligible to vest for periods after year-end 2020. PSUs granted in 2018 are not included since they are considered to be fully vested at December 31, 2020. One-half of Mr. Oswald’s PSUs consist of performance restricted stock units.

(5)	The amounts for RSUs are calculated based on the number of unvested RSUs and the closing price of our common stock on the NYSE on the last trading day of 2020 ($53.70).

PAY RATIO DISCLOSURE

Mr. Oswald’s 2020 annual total compensation was $4,977,506, a decrease of approximately 13% from 2019; the 2020 annual total compensation of the median compensated of all our employees who were employed as of December 31, 2020, other than our CEO, Stephen G. Oswald, was $46,494, and the ratio of these amounts was 107-to-1. For these purposes, in order to better reflect our employee compensation practices, annual total compensation for our median employee and for our CEO includes the dollar value of non-discriminatory welfare benefits, which are not required to be reported as compensation for our CEO in the Summary Compensation Table on page 57.

The SEC’s rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices. As a result, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies have different employee populations and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

The pay ratio reported above is a reasonable estimate calculated in a manner consistent with SEC rules based on payroll records and the methodology described below. For these purposes, we identified the median compensated employee using base annual pay, excluding overtime, for calendar year 2020, which we annualized for any permanent employee who did not work for the entire year. As permitted by SEC rules, we excluded approximately 68 employees located in Thailand, who in the aggregate represented less than 5% of our 2,457 employees.

PROPOSAL 3: RATIFICATION OF THE SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has selected PricewaterhouseCoopers LLP (“PwC”) as the Company’s independent registered public accounting firm for the year ending December 31, 2021. The Board urges you to vote for ratification of that appointment. A representative of PwC plans to be present at the Annual Meeting, and such representative will be given an opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions from shareholders. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” RATIFICATION OF THE SELECTION OF PRICEWATERHOUSECOOPERS LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2021.

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Ducommun Incorporated 2021 Proxy Statement

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our independent registered public accounting firm selected for the current year, as well as for the year ended December 31, 2020, is PwC.

PRINCIPAL ACCOUNTANT FEES AND SERVICES

PwC, our independent registered public accounting firm, billed the Company for the following professional services rendered for the years ended December 31, 2019 and December 31, 2020, respectively:

	2019	2020
Audit Fees(1)	$2,597,000	$2,640,000
Audit-Related Fees(2)	50,000	—
Tax Fees(3)	—	—
All Other Fees(4)	5,000	5,000

Total	$2,652,000	$2,645,000

(1)

Professional services rendered for the audit of our annual financial statements and review of the financial statements included in our Quarterly Reports on Form 10-Q for services normally provided by the accountant in connection with statutory and regulatory filings for these years.

(2)

Professional services rendered related to services supporting our adoption of ASC 606, Revenue from Contracts with Customers, which was effective January 1, 2018, and ASC 842, Lease Accounting, which was effective January 1, 2019.

(3)

Professional services relating to tax compliance, tax advice and tax planning. Tax compliance services consist of preparing original and amended tax returns and claims for refunds. Tax advice and planning services consist of support during income tax audits or inquiries.

(4)	Represents all other fees billed in connection with a subscription to PwC’s accounting and disclosure tools.

RECOMMENDATION TO APPOINT PWC AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

As in prior years, the Audit Committee undertook a review of PwC in determining whether to select PwC as the Company’s independent registered accounting firm for 2021 and to recommend ratification of its selection to our shareholders. PwC has been the Company’s auditor since 1989. In that review, the Audit Committee considered a number of factors including:

•	Continued independence of PwC;

•	Length of time PwC has been engaged by the Company;

•	Senior management’s assessment of PwC’s performance;

•	Audit and non-audit fees;

•	Capacity to appropriately staff the audit;

•	Geographic and subject-matter coverage;

•	Lead Audit Engagement Partner performance;

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•	Overall performance;

•	Qualifications and quality control procedures; and

•	Whether retaining PwC is in the best interests of the Company.

Based on this review, the Audit Committee believes that PwC is independent and that it is in the best interests of the Company and our shareholders to retain PwC to serve as our independent registered public accounting firm for 2021. The Audit Committee believes there are significant benefits to having an independent auditor with an extensive history with the Company. These include:

•	Higher quality audit work and accounting advice due to PwC’s institutional knowledge of our business and operations, accounting policies and financial systems, and internal control framework; and

•	Operational efficiencies and a resulting lower fee structure because of PwC’s history and familiarity with our business.

In accordance with the Sarbanes-Oxley Act and related SEC rules, the Audit Committee limits the number of consecutive years an individual partner may serve as the lead audit engagement partner to the Company. The maximum number of consecutive years of service in that capacity is five years. As a result, the Audit Committee works with PwC in selecting and evaluating the lead engagement partner with input from management. The new lead audit engagement partner is in his 1st year in that role.

Policy for Pre-Approval of Independent Accountant Services

The Audit Committee recognizes the importance of maintaining the independence of our independent auditor, both in fact and appearance, and takes a number of measures to ensure independence. The Audit Committee works with PwC in selecting and evaluating the lead audit engagement partner with input from management. In addition, the Audit Committee has established a policy pursuant to which all services, audit and non-audit, provided by the independent auditor must be pre-approved by the Audit Committee or its delegate. For audit services, the independent accountant provides the Audit Committee with an engagement letter outlining the scope of audit services to be performed in connection with the year-end audit, the quarterly financial statement reviews for the three quarters of the following year, other audit-related services (which are services that are reasonably related to the performance of the audit or review of our financial statements) and the proposed audit service fees related thereto. If approved by the Audit Committee, this engagement letter is formally signed by the chairman of the Audit Committee acting on behalf of the Audit Committee.

For non-audit services, our management submits to the Audit Committee for approval each year a schedule of non-audit services that it recommends the Audit Committee engage the independent accountant to provide in connection with the year-end audit and during the following year. The schedule includes a description of the planned non-audit services and an estimated budget for such services. In order to promptly handle unexpected requirements, the Audit Committee has delegated to the chairman of the Audit Committee the authority to amend, supplement or modify the schedule of approved permissible non-audit services. The Chairman of the Audit Committee reports any such actions taken to the Audit Committee at the next Audit Committee meeting.

The Audit Committee pre-approved 100% of the aggregate fees of the independent registered public accounting firm for 2020 and 2019.

AUDIT COMMITTEE REPORT

The Audit Committee is comprised of three non-employee directors, all of whom are “independent” under applicable listing standards of the NYSE and applicable SEC rules. The Audit Committee is governed by a written charter, which has been adopted by the Board. A copy of the current Audit Committee charter is available on the Company’s website at http://investors.ducommun.com/static-files/6fa9c6ac-392e-4ea6-9062-167e7f130853.

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Ducommun Incorporated 2021 Proxy Statement

Management of the Company is responsible for the preparation, presentation and integrity of the consolidated financial statements, maintaining a system of controls and having appropriate accounting and financial reporting principles and policies. The independent registered public accounting firm is responsible for planning and carrying out an audit of the consolidated financial statements and an audit of internal control over financial reporting in accordance with the rules of the Public Company Accounting Oversight Board (“PCAOB”) and expressing an opinion as to the consolidated financial statements’ conformity with U.S. generally accepted accounting principles (“GAAP”) and as to internal control over financial reporting. The Audit Committee monitors and oversees these processes and is responsible for selecting and overseeing the Company’s independent registered public accounting firm.

As part of the oversight process, the Audit Committee met five times during 2020. Throughout the year, the Audit Committee met with PwC, management, and internal auditor, both together and separately in closed sessions. In the course of fulfilling its responsibilities, the Audit Committee did, among other things, the following:

•

Reviewed and discussed with management and PwC the Company’s consolidated financial statements for the year ended December 31, 2020 and the quarters ended March 28, 2020, June 27, 2020 and September 26, 2020;

•	Oversaw and discussed with management the Company’s review of internal controls over financial reporting;

•

Reviewed management’s representations that the Company’s consolidated financial statements were prepared in accordance with GAAP and fairly present the results of operations and financial position of the Company;

•	Discussed with PwC the matters required to be discussed by the applicable requirements of the PCAOB and the SEC;

•

Received the written disclosures and letter from PwC required by applicable PCAOB requirements regarding PwC’s communications with the Audit Committee concerning independence and discussed with PwC the latter’s independence;

•	Considered whether the provision of non-audit services by PwC to the Company is compatible with maintaining PwC’s independence;

•	Monitored the Ethics Point reporting system implemented to provide an anonymous complaint reporting process;

•	Reviewed the scope of and overall plans for the annual audit and the internal audit program;

•	Reviewed new accounting standards applicable to the Company with the Company’s Interim Chief Financial Officer, internal audit department and PwC;

•	Consulted with management and PwC with respect to the Company’s processes for risk assessment and risk mitigation;

•	In conjunction with the Board, reviewed the Company’s cybersecurity and data privacy risks and the Company’s policies and controls designed to mitigate such risks;

•

Reviewed the implementation and effectiveness of the Company’s ethics and compliance program, including processes for monitoring compliance with applicable laws, Company policies, and the Company’s Code of Business Conduct and Ethics; and

•

Reviewed and discussed with management, its assessment and report on the effectiveness of the Company’s controls over financial reporting as of December 31, 2020, which it made based on criteria established in the Internal Control-Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (2013 Framework).

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The Audit Committee has reviewed and discussed with PwC its review and report on the Company’s internal control over financial reporting as of December 31, 2020. Based on the foregoing review and discussions described in this report, the Audit Committee recommended to the Board, and the Board has approved, that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020, for filing with the Securities and Exchange Commission.

Submitted by the Audit Committee,

Jay L. Haberland—Committee Chair

Richard A. Baldridge

Robert C. Ducommun

The above report of the Audit Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference, and shall not be deemed filed under such Acts.

ANNUAL REPORT TO SHAREHOLDERS

Our Annual Report to Shareholders for 2020 will be made available to shareholders at or about the same time as this Proxy Statement. Our 2020 Annual Report and Proxy Statement are posted on our website at http://materials.proxyvote.com/264147. If any person who was a beneficial owner of our common stock on February 23, 2021 desires a complete copy of our Annual Report on Form 10-K, he/she/it will be provided with such materials without charge upon written request. The request should identify the requesting person as a beneficial owner of the Company’s stock as of February 23, 2021 and should be directed to Ducommun Incorporated, 200 Sandpointe Avenue, Suite 700, Santa Ana, California 92707-5759, Attn: Rajiv A. Tata, Secretary. Our Annual Report on Form 10-K, including the exhibits thereto, is also available through the SEC’s website at http://www.sec.gov.

To reduce the expense of delivering duplicate proxy materials to shareholders who may have more than one account holding our stock but who share the same address, we have adopted a procedure approved by the SEC called “householding.” Under this procedure, certain shareholders of record who have the same address and last name, and who do not participate in electronic delivery of proxy materials, will receive only one copy of our Notice of Internet Availability of Proxy Materials and, as applicable, any additional proxy materials that are delivered until such time as one or more of these shareholders notify us that they want to receive separate copies. This procedure reduces duplicate mailings and saves printing costs and postage fees, as well as natural resources. Shareholders who participate in householding will continue to have access to and utilize separate proxy voting instructions.

If you receive a single set of proxy materials as a result of householding, and you would like to have separate copies of our Notice of Internet Availability of Proxy Materials, Annual Report, or Proxy Statement mailed to you, please submit a request in writing or by telephone by contacting Ducommun Incorporated, 200 Sandpointe Avenue, Suite 700, Santa Ana, California 92707-5759, Attn: Rajiv A. Tata, Secretary, or by telephone at (657) 335-3665, and we will promptly send you the materials you have requested. However, please note that if you want to receive a paper proxy card or voting instruction card or other proxy materials for the purposes of this year’s Annual Meeting, you will need to follow the instructions included in the Notice of Internet Availability that was sent to you. You can also contact our Corporate Secretary at the telephone number noted previously if you received multiple copies of the Annual Meeting materials and would prefer to receive a single copy in the future, or if you would like to opt out of householding for future mailings.

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MANAGEMENT’S REPORT ON INTERNAL CONTROL

Internal Control and Procedures

Our management has assessed the effectiveness of our internal control over financial reporting as of December 31, 2020. In making this assessment, management used the criteria set forth by the Committee of Sponsoring Organizations of the Treadway Commission Internal Control-Integrated Framework (2013). Based on our assessment and those criteria, management concluded that we maintained effective internal control over financial reporting as of December 31, 2020.

The effectiveness of our internal control over financial reporting as of December 31, 2020 has been audited by PwC, an independent registered public accounting firm, as stated in their report, which is included in Item 9A of our Annual Report on Form 10-K.

PARTICIPATING IN THE ANNUAL MEETING

This year’s Annual Meeting will be held exclusively in a virtual format through a live audio webcast. You are entitled to participate in the Annual Meeting if you were a shareholder as of the close of business on February 23, 2021, the record date, or hold a valid proxy for the Annual Meeting. To be admitted to the Annual Meeting at www.virtualshareholdermeeting.com/DCO2021, you must enter the 16-digit control number found next to the label “Control Number” on your Notice of Internet Availability, proxy card, or voting instruction form. If you are a beneficial shareholder, you may contact the bank, broker or other institution where you hold your account if you have questions about obtaining your control number. Whether or not you participate in the Annual Meeting, it is important that your shares be part of the voting process.

We encourage you to access the Annual Meeting before it begins. Online check-in will start at approximately 8:45 am Pacific Time on April 21, 2021. If you encounter any difficulties accessing the Annual Meeting during the check-in or meeting time, please call the technical support number that will be posted on the Annual Meeting log-in page.

If you have questions you would like to ask at the Annual Meeting, you will have the opportunity submit questions during the Annual Meeting by logging into the online meeting platform at www.virtualshareholdermeeting.com/DCO2021, type your question into the “Ask a Question” field, and click “Submit.” Only stockholders with a valid control number will be allowed to ask questions. We will endeavor to answer as many questions submitted by shareholders as time permits. We reserve the right to edit profanity or other inappropriate language and to exclude questions regarding topics that are not pertinent to meeting matters or our business. If we receive substantially similar questions, we may group such questions together and provide a single response to avoid repetition. If there are appropriate questions pertinent to meeting matters or our business that cannot be answered during the Annual Meeting due to time constraints, management will post answers to a representative set of such questions on our Investor Relations website at https://investors.ducommun.com. The questions and answers will be available as soon as practicable after the Annual Meeting.

In the event of technical difficulties with the Annual Meeting, we expect that an announcement will be made on www.virtualshareholdermeeting.com/DCO2021. If necessary, the announcement will provide updated information regarding the date, time, and location of the Annual Meeting. Any updated information regarding the Annual Meeting will also be posted on our Investor Relations website at https://investors.ducommun.com.

SHAREHOLDER PROPOSALS

From time to time our individual shareholders may submit proposals that they believe should be voted upon by the shareholders. The SEC has adopted regulations that govern the inclusion of such proposals in our annual proxy materials. All such written proposals must be received by our Secretary no later than November 8, 2021 and must comply with the SEC regulations, in order to be considered for inclusion in the Company’s 2022 proxy materials.

Our Bylaws require that notice of shareholder proposals made outside of Rule 14a-8 under the Exchange Act must be received by our Secretary, in accordance with the requirements of the Bylaws, no later than 60 days and no earlier than 135 days prior to the annual meeting; provided, however, that in the event that less than 35 days’ notice or prior public disclosure

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of the date of the annual meeting is given or made to shareholders, notice by a shareholder, to be timely, must be received no later than the close of business on the 10th day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made.

Our Bylaws further provide that no person (other than a person nominated by the Board) will be eligible to be elected a director at an annual meeting of shareholders unless our Secretary has received, not less than 120 days prior to the date of such meeting, notice of the nomination of such person.

OTHER BUSINESS

The Board does not know of any other business that will be presented for consideration at the Annual Meeting. If any other business properly comes before the Annual Meeting, or any adjournment or postponement thereof, the proxy holders will vote in regard thereto according to their discretion insofar as such proxies are not limited to the contrary.

By order of the Board of Directors

Rajiv A. Tata

Secretary

Santa Ana, California

March 8, 2021

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Ducommun Incorporated 2021 Proxy Statement

APPENDIX A: GAAP TO NON-GAAP RECONCILIATIONS

Reconciliation of GAAP to Non-GAAP—Backlog

(in $000’s)	2017(1)	2018	2019	2020
Remaining Performance Obligations*	N/A	$722,800	$745,300	$779,700

Backlog**	$726,478	$863,589	$910,221	$822,008

NOTE:	There is no reconciliation between GAAP remaining performance obligations and the non-GAAP backlog amount
(1)	We adopted ASC 606 in 2018 using the modified retrospective method so it was N/A for 2017
*	Based on customer placed purchase orders with firm fixed price and firm delivery dates
**	Based on customer placed purchase orders and long-term agreements with firm fixed price and expected delivery dates of 24 months or less

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Reconciliation of Operating Income (GAAP) to Adjusted EBITDA (non-GAAP)

(in $000’s)	2017	2018	2019	2020
Operating Income	$15,634	$23,918	$56,233	$45,506
Depreciation and Amortization	22,845	25,296	28,305	28,850
Stock-Based Compensation Expense	4,675	5,040	7,161	9,299
Restructuring Charges	8,838	14,792	—	2,424
Inventory Purchase Accounting Adjustments	1,235	622	511	—
Guaymas Fire Related Expenses	—	—	—	1,704
Other Debt Refinancing Costs	—	697	77	—
Other Income	845	303	—	128

Adjusted EBITDA	$54,072	$70,668	$92,287	$87,911

The following financial items have been added back to our operating income when calculating Adjusted EBITDA:

Depreciation and Amortization: May be useful to investors because it generally represents the wear and tear on our property and equipment used in our operations and estimated attrition of our acquired customer base and diminishing value

Stock-Based Compensation Expense: May be useful to our investors for determining current cash flow

Restructuring Charges: May be useful to our investors in evaluating our core operating performance

Inventory Purchase Accounting Adjustments: May be useful to our investors as they do not necessarily reflect the current or on-going cash charges related to our core operating performance

Guaymas Fire Related Expenses: May be useful to our investors in evaluating our core operating performance

Other Debt Refinancing Costs: May be useful to our investors in evaluating our core operating performance

Other Income: May be useful to our investors in determining current cash flow

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VOTE BY INTERNET

Before the Meeting - Go to www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on April 20, 2021. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During the Meeting - Go to www.virtualshareholdermeeting.com/DCO2021

You may attend the Annual Meeting of Shareholders via the internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on April 20, 2021. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

DUCOMMUN INCORPORATED 200 SANDPOINTE AVENUE, SUITE 700 SANTA ANA, CA 92707 ATTN: RAJIV A. TATA

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: D36480-P48488	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DUCOMMUN INCORPORATED		For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends a vote FOR the nominee listed:		☐	☐	☐

1.	Election of Director
Nominee:

01)	Shirley G. Drazba

The Board of Directors recommends a vote FOR proposals 2 and 3.		For	Against	Abstain
2.	Advisory resolution to approve executive compensation.	☐	☐	☐
3.	Ratification of the selection of PricewaterhouseCoopers LLP as the Company’s Independent Registered Public Accounting Firm for 2021.	☐	☐	☐

NOTE: As part of our precautions regarding the coronavirus (COVID-19) we are holding our 2021 Annual Meeting of Shareholders, on the date and time on the reverse, via live audio webcast. You or your proxyholder can participate, vote, and examine our list of shareholders at the Virtual Annual Meeting by visiting www.virtualshareholdermeeting.com/DCO2021 and using your 16-digit control number.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Annual Report and Notice and Proxy Statement are available at www.proxyvote.com

—  —  —  —  —  —  —  —   —  —  —  —  —  —  —  —  —  —  —  —  —  —   —  —  —  —  —  —  —  —  —  —  —

DUCOMMUN INCORPORATED Annual Meeting of Shareholders April 21, 2021 9:00 AM P.T. Online at www.virtualshareholdermeeting.com/DCO2021 This proxy is solicited by the Board of Directors

The undersigned hereby appoints ROSALIE F. ROGERS and RAJIV A. TATA, and each of them (with full power to act without the other), the agents and proxies of the undersigned, each with full power of substitution, to represent and to vote, as specified below, all of the shares of Common Stock of Ducommun Incorporated, a Delaware corporation, held of record by the undersigned on February 23, 2021, at the Annual Meeting of Shareholders to be held on April 21, 2021 online via live audio webcast at www.virtualshareholdermeeting.com/DCO2021, and any adjournments or postponements thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER.

IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE ONE NOMINEE NAMED IN PROPOSAL 1 AND FOR PROPOSALS 2 AND 3.

This proxy may be revoked at any time prior to the voting thereof. All other proxies heretofore given by the undersigned are hereby expressly revoked. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

PLEASE MARK, DATE, SIGN, AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

(Continued and to be marked, dated, and signed on the other side)